                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

    Filed by the Registrant [X]
    Filed by a Party other than the Registrant [ ]
    Check the appropriate box:

    [ ] Preliminary Proxy Statement                       [ ] Confidential, for Use of the Commission
                                                          Only (as permitted by Rule 14a-6(e)(2))

    [X] Definitive Proxy Statement

    [ ] Definitive Additional Materials

    [ ] Soliciting Material Under Rule 14a-12

                           SPECTRASITE HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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

                               [SPECTRASITE LOGO]

To the Stockholders of SpectraSite Holdings, Inc.

     You are invited to attend the Annual Meeting of Stockholders of SpectraSite Holdings, Inc. to be held at the Sheraton Imperial Hotel and Convention Center, Research Triangle Park, NC, 27709 on May 22, 2001 at 11:00 a.m., local time.

     The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement explain the matters to be voted on at the meeting. Please read the enclosed Notice and Proxy Statement so you will be informed about the business to come before the meeting. Your vote is important, regardless of the number of shares you own. On behalf of the Board of Directors, I urge you to mark, sign and return the enclosed proxy card as soon as possible, even if you plan to attend the Annual Meeting. You may, of course, revoke your proxy by notice in writing to SpectraSite's Secretary at any time before the proxy is voted.

                                          Sincerely,

                                          /s/ STEPHEN CLARK
                                          Stephen H. Clark
                                          President and Chief Executive Officer

                           SPECTRASITE HOLDINGS, INC.
                            100 REGENCY FOREST DRIVE
                                   SUITE 400
                           CARY, NORTH CAROLINA 27511
                                 (919) 468-0112

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 22, 2001

To the Stockholders of SpectraSite Holdings, Inc.

     The Annual Meeting of the holders of common stock of SpectraSite Holdings, Inc. will be held at the Sheraton Imperial Hotel and Convention Center, Research Triangle Park, NC, 27709 on May 22, 2001 at 11:00 a.m., local time, for the following purposes:

        1. To elect ten members of the Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

        2. To approve the Amended and Restated Stock Incentive Plan;

        3. To ratify the appointment of Ernst & Young LLP, independent certified public accountants, as the independent auditors for the year ending December 31, 2001; and

        4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed March 30, 2001 as the record date for the Annual Meeting with respect to this solicitation. Only holders of record of SpectraSite's common stock at the close of business on that date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof as described in the Proxy Statement.

     SpectraSite's Annual Report to Stockholders for the year ended December 31, 2000 is enclosed.

                                          By Order of the Board of Directors,

                                          /s/ JOHN H. LYNCH
                                          John H. Lynch
                                          Secretary

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE AS PROMPTLY AS POSSIBLE. A PROXY MAY BE REVOKED BY A STOCKHOLDER ANY TIME PRIOR TO ITS USE AS SPECIFIED IN THE ENCLOSED PROXY STATEMENT.

                           SPECTRASITE HOLDINGS, INC.
                            100 REGENCY FOREST DRIVE
                                   SUITE 400
                           CARY, NORTH CAROLINA 27511
                                 (919) 468-0112

                                PROXY STATEMENT

                      2001 ANNUAL MEETING OF STOCKHOLDERS

SOLICITATION OF PROXIES

     The Board of Directors of SpectraSite Holdings, Inc. is furnishing this Proxy Statement to solicit proxies for use at SpectraSite's Annual Meeting of Stockholders, to be held on May 22, 2001 at 11:00 a.m., local time, at the Sheraton Imperial Hotel and Convention Center, Research Triangle Park, NC, 27709, and at any adjournment of the meeting. Each valid proxy received in time will be voted at the meeting according to the choice specified, if any. A proxy may be revoked at any time before the proxy is voted as outlined below.

     This Proxy Statement and the enclosed proxy card are first being sent for delivery to SpectraSite stockholders on or about April 20, 2001. SpectraSite will pay the cost of solicitation of proxies, including the reimbursement to banks and brokers for reasonable expenses for sending proxy materials to their principals.

     The shares of common stock represented by valid proxies we receive in time for the Annual Meeting will be voted as specified in such proxies. Valid proxies include all proxy cards properly executed pursuant to this solicitation and not later revoked. Voting your proxy by mail will not limit your right to vote at the Annual Meeting if you later decide to attend in person. Executed but unvoted proxies will be voted:

        (1) FOR the election of the Board of Directors' nominees for directors;

        (2) FOR the approval of the Amended and Restated Stock Incentive Plan;
            and

        (3) FOR the ratification of the appointment of Ernst & Young LLP, independent certified public accountants, as SpectraSite's independent auditors for the year ending December 31, 2001.

     If any other matters properly come before the Annual Meeting, the persons named on the proxies will, unless the stockholder otherwise specifies in the proxy, vote upon such matters in accordance with their best judgment.

VOTING SECURITIES

     SpectraSite has one class of outstanding voting securities, its common stock, $.001 par value per share. SpectraSite has two classes of authorized common stock which are identical in all respects, except that one class is non-voting. If a stockholder is deemed a regulated entity under the Bank Holding Company Act of 1956, as amended, its shares of common stock over 5% of the total issued and outstanding common stock will become non-voting until transferred to a non-regulated entity. A portion of the shares held by affiliates of Canadian Imperial Bank of Commerce are non-voting while owned by such affiliates. As of March 30, 2001, there were 147,686,385 shares of common stock issued and outstanding, of which 145,070,704 are entitled to vote at the Annual Meeting.

     Only holders of record of shares of common stock at the close of business on March 30, 2001, which the Board of Directors has fixed as the record date, are entitled to vote at the meeting.

     Each share of common stock is entitled to one vote. The presence in person or by proxy of holders of a majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum. The Board of Directors nominees who receive the highest number of votes will be elected to serve on the Board until the next Annual Meeting of Stockholders or until their respective successors have been elected and qualified. The affirmative vote of a majority of the shares of the common stock present at the Annual Meeting in person or by proxy, and entitled to vote, is required for approval of the amendment and restatement to the Stock Incentive Plan and for the ratification of appointment of our independent auditors.

     Stockholders voting by proxy may elect to vote for all ten nominees as a slate, or may elect to vote for certain nominees but not others, at their discretion; provided, however, that a stockholder voting by proxy who elects to vote for fewer than all ten nominees must specify, in writing on the proxy where indicated, the name or names of the nominee or nominees for whom such stockholder has elected to refrain from voting. If no specification is indicated, the shares will be voted in accordance with the recommendation of the Board with respect to each matter submitted to our stockholders for approval. The Board of Directors recommends a vote "FOR" each nominee, as well as a vote "FOR" proposal number 2 and proposal number 3.

     In determining whether a proposal is approved, an abstention would have the effect of a vote against the applicable proposal. On the other hand, broker non-votes are not considered shares entitled to vote on the applicable proposal and are not included in determining whether such proposal is approved. A broker non-vote occurs when the nominee of a beneficial owner with the power to vote on at least one matter does not vote on another matter because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner with respect to such matter. Accordingly, broker non-votes have no effect on the outcome of a vote on the applicable proposal.

VOTING BY PROXY

     If a stockholder is a corporation or partnership, the accompanying proxy card must be signed in the full corporate or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, the signer's full title must be given and a certificate or other evidence of appointment must be furnished. If shares are owned jointly, each joint owner must sign the proxy card.

     Any proxy duly given pursuant to this solicitation may be revoked by the stockholder, at any time prior to the voting of the proxy, by written notice to SpectraSite's Secretary, either by a later dated proxy signed and returned by mail or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors had four regular meetings and approved actions by unanimous written consent one time in 2000. During 2000, the Executive Committee held three meetings and approved actions by unanimous written consent seven times. The members of the Executive Committee are Stephen Clark, Thomas McInerney, Steven Shindler, Lawrence Sorrel and Michael Stone.

     The Board of Directors also has an Audit Committee and a Compensation Committee. The Audit Committee is responsible for oversight of the quality and integrity of our accounting, auditing and reporting practices, and as part of this responsibility the Audit Committee:

     - approves the selection of the independent auditors for SpectraSite;

     - reviews the scope and results of the annual audit;

     - approves the services to be performed by the independent auditors;

     - reviews the performance and fees of the independent auditors;

     - reviews the independence of the auditors;

     - reviews the adequacy of the system of internal accounting controls;

     - reviews the scope and results of internal auditing procedures; and

     - reviews related party transactions.

     The Board of Directors adopted a written Audit Committee charter, and a copy of this charter is included as an appendix to this Proxy Statement.

     The aggregate fees billed by our independent auditors, Ernst & Young LLP, during 2000 were as follows:

                               FINANCIAL INFORMATION
                  AUDIT          SYSTEM DESIGN AND         ALL
AUDIT FEES   RELATED FEES(1)   IMPLEMENTATION FEES(2)   OTHER FEES
----------   ---------------   ----------------------   ----------
$207,000        $568,000             $1,300,000          $517,000

---------------
(1) Includes fees for business acquisitions, accounting consultations and SEC registration statements.

(2) Represents fees paid to Ernst & Young's consulting group, which was sold to Cap Gemini, a French public company, in May 2000.

     The Audit Committee held three meetings and did not approve any actions by unanimous written consent in 2000. The current members of the Audit Committee are James Matthews, Michael Price and Lawrence Sorrel. Each of the current members of the Audit Committee meets the criteria for independence under the Nasdaq National Market listing standards currently in effect. In 2000, the Nasdaq National Market adopted amendments to its listing standards which, among other things, revise the independence criteria for directors and require that members of the Audit Committee satisfy these new requirements before June 14, 2001. Currently, Mr. Price is the only member of the Audit Committee that meets the new criteria for independence, as Messrs. Sorrel and Matthews are principals of Welsh, Carson, Anderson & Stowe, which may be deemed to be an affiliate of SpectraSite under the revised Nasdaq listing standards as a result of its control of approximately 21% of SpectraSite's outstanding common stock and its contractual rights, including the right to designate three members of the Board of Directors. Following the Annual Meeting, assuming all director nominees are elected, the Audit Committee will be reconstituted, and Michael Price and Michael Stone will be appointed to the Audit Committee. Each of Messrs. Price and Stone has been found by the Board of Directors to have no relationship with SpectraSite that would interfere with the exercise of his independence from SpectraSite and its management, and meets all other criteria of independence under the new listing standards of the Nasdaq National Market.

     The Nasdaq National Market listing standards, as amended, require that SpectraSite have at least three independent directors on the Board of Directors and that the Audit Committee consist of at least three members, all of whom are independent. In December 2000, the Board of Directors created a Nominating Committee, consisting of Messrs. Clark, Sorrel and Donahue, to identify an individual to serve as a third independent director. Once the Nominating Committee identifies a suitable candidate and the Board of Directors approves such candidate, the Board will expand the Board of Directors and appoint the new independent director to fill the resulting vacancy pursuant SpectraSite's Amended Bylaws. This new director will also be appointed to the Audit Committee.

     The Compensation Committee, to the extent not otherwise approved by the full Board of Directors:

     - reviews, recommends and approves changes to SpectraSite's compensation policies and benefits programs;

     - administers SpectraSite's stock plans, including approval of stock grants to executive officers and directors and certain other stock option grants; and

     - otherwise ensures that compensation levels are consistent with SpectraSite's best interests and are implemented in an appropriate manner.

     The Compensation Committee held one meeting and approved one action by unanimous written consent in 2000. The members of the Compensation Committee are Thomas McInerney, Lawrence Sorrel, Michael Stone and Timothy Donahue.

     During 2000, each director attended at least 75% of the total number of meetings of the Board of Directors and meetings of the committees on which such director served, except Rudolph Rupert did not attend three meetings of the Board of Directors, Steven Shindler did not attend two meetings of the Board of

Directors and Michael Price did not attend one meeting of the Board of Directors and one meeting of the Audit Committee.

     The following information regarding the nominees, their occupations, employment history and directorships in certain companies is as reported by the respective nominees.

     Lawrence B. Sorrel, 42, has been Chairman of the Board of SpectraSite Holdings since April 1999. Mr. Sorrel joined Welsh, Carson, Anderson & Stowe in 1998 and is a managing member or general partner of the respective sole general partners of Welsh, Carson, Anderson & Stowe VIII, L.P. and other associated investment partnerships. Prior to joining Welsh, Carson, Mr. Sorrel spent 12 years at Morgan Stanley, where he was a Managing Director and senior executive in Morgan Stanley's private equity investment business. Mr. Sorrel is a director of Emmis Communications, Westminster Healthcare Ltd, Valor Telecommunications, LLC, FirstMark Communications and Winstar Communications, Inc.

     Stephen H. Clark, 56, is President and Chief Executive Officer and a director of SpectraSite Holdings. He has been a director of SpectraSite since its formation in May 1997. Mr. Clark has 23 years of general management experience in high growth, start-up companies in the communications, technology and manufacturing sectors. In 1994, he co-founded PCX Corporation, a manufacturer of electrical distribution systems. Prior to starting PCX, Mr. Clark co-founded and served as Chairman and President of Margaux, a supplier of building automation systems. Prior to starting Margaux, he worked at several technology based, start-up companies. Mr. Clark has a B.A. in physics and an M.B.A. from the University of Colorado.

     Timothy M. Donahue, 52, has been a director of SpectraSite Holdings since April 1999. Mr. Donahue has served as Chief Executive Officer of Nextel since July 15, 1999, and as a director of Nextel since May 1996. Prior to being named Chief Executive Officer, Mr. Donahue served as President, and on February 29, 1996, he was elected to the additional position of Chief Operating Officer of Nextel. From 1986 to January 1996, Mr. Donahue held various senior management positions with AT&T Wireless Services, Inc., including Regional President for the Northeast. Mr. Donahue serves as a director of Nextel International, Inc. and Nextel Partners, Inc.

     James R. Matthews, 34, has been a director of SpectraSite Holdings since August 1998. Mr. Matthews joined Welsh, Carson, Anderson & Stowe in 2000 and is a managing member of the respective sole general partners of Welsh, Carson, Anderson & Stowe VIII, L.P. and other associated investment partnerships. Previously, he was a General Partner at Whitney & Co., where he worked for six years and focused on the communications services industry. Earlier, he was with Gleacher & Co. and Salomon Brothers Inc.

     Thomas E. McInerney, 59, has been a director of SpectraSite Holdings since April 1999. Mr. McInerney joined Welsh, Carson, Anderson & Stowe in 1986 and is a managing member or general partner of the respective sole general partners of Welsh, Carson, Anderson & Stowe VIII, L.P. and other associated investment partnerships. Formerly, he co-founded and served as President and Chief Executive Officer of Dama Telecommunications Corp., a telecommunications services company. Earlier, he was Group Vice President -- Financial Services at ADP and Senior Vice President -- Operations at the American Stock Exchange. Mr. McInerney is a director of, among others, Centennial Cellular Corp., Bridge Information Systems, The BISYS Group, Attachmate Corp., Global Knowledge Network, Valor Telecommunications, LLC, BTI Telecom Corp. and Savvis Communications Corp.

     Calvin J. Payne, 48, is Executive Vice President -- Design and Construction and a director of SpectraSite Holdings. Mr. Payne was Co-founder, Chairman of the Board and Chief Executive Officer of Westower Corporation and had been a director of Westower or its predecessor since 1990. Prior to founding Westower, Mr. Payne acquired experience in all aspects of the construction of steel communications towers. Mr. Payne, an award-winning tower designer, has engineered over 600 towers. Mr. Payne is a graduate of the University of British Columbia and the University of Western Australia.

     Michael J. Price, 43, has been a director of SpectraSite Holdings since April 1999. Mr. Price is Co-Chairman of FirstMark Communications Europe SA, a broadband wireless telecommunications company in Europe. Prior to that, he worked at Lazard Freres & Co. LLC, starting in 1987, serving first as a Vice

President and then as a Managing Director, where he led their global technology and telecommunications practice. Mr. Price is a director of Amdocs and PeoplePC Inc.

     Steven M. Shindler, 38, has been a director of SpectraSite Holdings since April 1999. Mr. Shindler was appointed Chief Executive Officer of Nextel International, Inc. effective in March 2000. He formerly served as Executive Vice President and Chief Financial Officer of Nextel Communications, Inc. from May 1996 through November 2000. Prior to joining Nextel, he was the managing director of communications finance with Toronto Dominion Bank, Mr. Shindler also serves as a director of Nextel International.

     Michael R. Stone, 38, has been a director of SpectraSite Holdings since its formation in May 1997. Mr. Stone has been employed by Whitney & Co. since 1989 and serves as a President and a Managing Director. Previously, he was with Bain & Company. Mr. Stone is a director of TBM Holdings, Inc. and several private companies, including AdvisorTech Corporation, Brooks Sports Inc., MedSource Technologies, Inc. and Scirex Corporation.

     Edgar L. Reynolds, 53, is currently not a director of SpectraSite Holdings. Mr. Reynolds has been in the wireless industry for 12 years and has more than 30 years of experience in telecommunications. Mr. Reynolds has served as President of Network Operations for Cingular Wireless since October 2000. From January 2000 to October 2000, Mr. Reynolds served as President of BellSouth Mobility. Prior to that, Mr. Reynolds served as President of BellSouth Mobility DCS and American Cellular Communications Corporation. Mr. Reynolds also formerly served as Executive Vice President of BellSouth Cellular Corporation from February 1997 to February 1998 and served as President of BellSouth Wireless, Inc. from June 1996 to February 1997.

     SpectraSite is saddened to report that Rudolph E. Rupert, who had served as a Director of SpectraSite Holdings since April 1999, died in March 2001. He will be missed.

COMPENSATION OF DIRECTORS

     Directors who are also officers of SpectraSite are not separately compensated for their services as a director. Directors who are not officers do not receive cash compensation for their services; however, non-employee directors are reimbursed for their expenses incurred in connection with attending meetings of the Board or any committee on which they serve and are eligible to receive awards under SpectraSite's Stock Incentive Plan. On January 1, 2000, Messrs. Donahue and Shindler were each awarded options to purchase 18,000 shares of common stock at an exercise price of $10.56 per share.

EXECUTIVE OFFICERS

     The executive officers of SpectraSite who are not directors are set forth below. Executive officers of SpectraSite are elected to serve until they resign or are removed, or are otherwise disqualified to serve, or until their successors are elected and qualified.

     Timothy G. Biltz, 42, is Chief Operating Officer. Prior to joining SpectraSite in August 1999, Mr. Biltz spent 10 years at Vanguard Cellular Systems, Inc., most recently as Executive Vice President and Chief Operating Officer. He joined Vanguard in 1989 as Vice President of Marketing and Operations and was Executive Vice President and President of U.S. Wireless Operations from November 1996 until May 1998 when he became Chief Operating Officer. Mr. Biltz was instrumental in Vanguard's development from an initial start-up to an enterprise with over 800,000 subscribers.

     David P. Tomick, 49, is Executive Vice President and Chief Financial Officer. Mr. Tomick has extensive experience raising capital in both private and public markets for high growth companies in the telecommunications industry. From 1994 to 1997, Mr. Tomick was Chief Financial Officer of Masada Security, Inc., a company engaged in the security monitoring business. From 1988 to 1994, he was Vice President -- Finance of Falcon Cable TV, a multiple system operator of cable television systems, where he was responsible for debt management, mergers and acquisitions, equity origination and investor relations. Prior to 1988, he managed a team of corporate finance professionals focusing on the communications industry for The First National Bank of Chicago. Mr. Tomick holds an MBA from the Kellogg Graduate School of Management at Northwestern University.

     Richard J. Byrne, 43, is Executive Vice President -- Wireless Tower Group. Prior to assuming his current position, Mr. Byrne was Executive Vice President-Business Development for SpectraSite. Prior to joining SpectraSite in April 1999, Mr. Byrne served as the Director of Business Development for Nextel. He had primary responsibility for the tower sale/lease-back and build-to-suit commitment. In addition, Mr. Byrne was responsible for all carrier-to-carrier co-location agreements. Before joining Nextel in 1997, Mr. Byrne held positions of increasing responsibility in the System Development Group of AT&T Wireless Services. Prior to entering the wireless communications industry, Mr. Byrne spent 15 years in the real-estate industry. His work centered on property management, ownership and brokerage of investment properties.

     Adam F. Stulberger, 33, is Chief Development Officer. Prior to joining SpectraSite in April 2000, Mr. Stulberger was a Principal in the Media Group of Morgan Stanley Dean Witter from 1999 to 2000 and a Vice President in the Media and Telecommunications Group of Credit Suisse First Boston from 1996 to 1999. Mr. Stulberger holds a B.A. in economics from Lafayette College and a J.D. from New York University.

     Brian B. Dietrich, 31, is Chief Information Officer. Mr. Dietrich joined SpectraSite as Vice President of Property Management in November 1999 and assumed his current position in July 2000. Prior to joining SpectraSite, Mr. Dietrich served as a Manager for the management consulting firm of Pittiglio Rabin Todd & McGrath from 1996 to 1999. From 1991 to 1996, Mr. Dietrich held positions in marketing, sales and service operations, and consulting for Honeywell. Mr. Dietrich holds a B.S. in electrical engineering from Michigan Technological University and a Masters in Management from Northwestern University.

     Terry L. Armant, 52, is Senior Vice President -- Development. Prior to joining SpectraSite in August 1998, Mr. Armant was Director -- System Implementation at AT&T Wireless Services. In this position, he was responsible for site acquisition, materials management, construction, equipment installation and site management for the Northeast region of AT&T Wireless. Mr. Armant oversaw eight departments and a staff of over 115. From 1985 until joining AT&T Wireless in 1992, Mr. Armant held senior management positions in telecommunications turnkey development companies, US CommStruct and Fabrecom.

     Melvin L. Asbury, 49, is Senior Vice President of Human Resources. Prior to joining SpectraSite in July 2000, Mr. Asbury served as Senior Vice President of Human Resources for Novant Health Inc., a regional health care company based in North Carolina. Previously, Mr. Asbury served in corporate Human Resources management positions with Exxon, Mobil and Glaxo Wellcome. Mr. Asbury holds an undergraduate degree in business from North Carolina Central University and obtained his Masters in Industrial Relations from the Krannert Graduate School of Management at Purdue University.

     John H. Lynch, 43, is Vice President, General Counsel and Secretary. Prior to joining SpectraSite in August 1999, Mr. Lynch served as General Counsel for Qualex Inc., the wholly-owned photofinishing subsidiary of Eastman Kodak Company. Before joining Qualex in 1989, Mr. Lynch practiced corporate and real estate law in the Atlanta, Georgia offices of Wildman, Harrold, Allen, Dixon and Branch. Mr. Lynch holds a B.A. in Economics and English from Ohio Wesleyan University, an M.B.A. from Ohio State University, and a J.D. from Ohio State University.

     Daniel I. Hunt, 36, is Vice President -- Finance and Administration. Prior to joining SpectraSite in April 1999, Mr. Hunt served as Director of Accounting and Financial Reporting at Wavetek Wandel & Goltermann, Inc., a developer and manufacturer of communications test equipment based in North Carolina and Eningen, Germany. Previously, Mr. Hunt was Controller for Wandel & Goltermann Technologies, Inc. Before joining Wandel & Goltermann, Mr. Hunt worked in the audit and business consulting practice of Arthur Andersen. Mr. Hunt is a certified public accountant and a graduate of Wake Forest University.

     Steven C. Lilly, 31, is Vice President and Treasurer. Prior to joining SpectraSite in July 1999, Mr. Lilly served as a Vice President in First Union Corporation's loan syndications group where he was primarily responsible for structuring and negotiating transactions for emerging telecommunications companies, including wireless service providers, competitive local exchange carriers and tower companies. Mr. Lilly is a graduate of Davidson College.

     Douglas A. Standley, 43, is Vice President of SpectraSite's Broadcast Group. Prior to joining SpectraSite in December 1999, Mr. Standley was President of Stainless, Inc. From 1997 to 1999, Mr. Standley was the Chief Executive Officer and President of FWT, Inc., a provider of wireless infrastructure products, and from 1995 to 1997, he was a director of Synergetics, Inc., a boutique international management consulting firm. Mr. Standley holds a B.A. in Business Administration from California State University and is completing a Presidential Key Executive M.B.A. from Pepperdine University.

     Dale A. Carey, 35, is Vice President of SpectraSite's Building Group. Mr. Carey joined SpectraSite as Senior Vice President of Services and Operations in February 2000 and assumed his current position in July 2000. Prior to joining SpectraSite, Mr. Carey served as the Regional Vice President and General Manager for the Pennsylvania Super System of Vanguard Cellular Systems. Mr. Carey holds a B.A. in Urban Planning and Real Estate Development from Temple University and an Associate degree in Criminal Law from York College.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon a review of forms submitted to SpectraSite during and with respect to the year ended December 31, 2000, all executive officers, directors and 10% beneficial owners filed reports pursuant to Section 16 (a) of the Exchange Act on a timely basis, except for the initial report of beneficial ownership on Form 3 by four executive officers and a change in beneficial ownership report on Form 4 by one executive officer.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and non-cash compensation paid by or incurred on behalf of SpectraSite to its Chief Executive Officer and four other most highly compensated executive officers for the years ended December 31, 1998, 1999 and 2000.

                                                                                LONG TERM
                                                                           COMPENSATION AWARDS
                                                                        -------------------------
                                                                                       NUMBER OF
                                     ANNUAL COMPENSATION                               SECURITIES
                           ---------------------------------------                     UNDERLYING
   NAME AND PRINCIPAL                                      OTHER        RESTRICTED      OPTIONS/        ALL OTHER
        POSITION           YEAR   SALARY($)   BONUS($)   ANNUAL($)       STOCK($)       SARS(#)     COMPENSATION($)(E)
   ------------------      ----   ---------   --------   ---------    -------------    ----------   ------------------
Stephen H. Clark.........  2000    323,077    325,000          --              --       500,000            4,398
  Chief Executive Officer  1999    219,006    150,000          --              --       775,000            2,535
                           1998    168,000     68,000          --              --       300,000            2,400
Timothy G. Biltz(a)......  2000    260,000    200,000          --              --       300,000            5,100
  Chief Operating Officer  1999     89,000     50,000      17,609              --       400,000           32,064
David P. Tomick..........  2000    219,615     77,150          --              --       100,000            5,100
  Chief Financial Officer  1999    187,921     77,360          --              --       225,000            2,442
                           1998    140,000     56,000          --              --        50,000            2,178
Richard J. Byrne(b)......  2000    198,827     97,230          --              --       150,000            5,100
  Executive Vice
    President --           1999    103,205     70,613     138,613       224,500(d)      200,000           22,172
  Business Development
Douglas A. Standley(c)...  2000    203,423     81,725     923,125     1,318,750(d)      640,000            3,175
  Vice President --
  Broadcast Group

---------------
(a) Mr. Biltz joined SpectraSite in August 1999.

(b) Mr. Byrne joined SpectraSite in April 1999.

(c) Mr. Standley joined SpectraSite in December 1999.

(d) As of December 31, 2000, Mr. Byrne held 37,500 shares of restricted common stock with a fair market value of $479,250, and Mr. Standley held 125,000 shares of restricted common stock with a fair market value of $1,597,500. No other named executive officer holds shares of restricted stock.

(e) Amounts reported for 2000 include SpectraSite's contribution under its 401(k) plan of $4,398, $5,100, $5,100, $5,100 and $3,175 for Messrs. Clark,
    Biltz, Tomick, Byrne and Standley, respectively.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

     All options listed in the table below become exercisable immediately upon a change in control. Unless a particular option grant provides otherwise, a change in control occurs upon a merger, consolidation, reorganization or any transaction in which all or substantially all of SpectraSite Holdings' assets are sold, leased or transferred. However, a transaction in which the holders of SpectraSite Holdings' capital stock immediately prior to the transaction continue to hold at least a majority of the voting power of the surviving corporation does not constitute a change in control, and no options become exercisable upon a change in control as to which a performance milestone has not been achieved as of the date of the change in control.

     The present value of the options granted was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0.0%, volatility of 0.7, risk-free interest rate of 5.0% and expected option lives of seven years.

                                   NUMBER OF      % OF TOTAL
                                   SECURITIES    OPTIONS/SARS
                                   UNDERLYING     GRANTED TO
                                  OPTIONS/SARS   EMPLOYEES IN   EXERCISE PRICE   EXPIRATION      GRANT DATE
              NAME                 GRANTED(#)        2000        PER SHARE($)       DATE      PRESENT VALUE($)
              ----                ------------   ------------   --------------   ----------   ----------------
Stephen H. Clark................    300,000          3.7            10.56           1/1/10       2,047,110
                                    200,000          2.5            12.47         11/29/10       1,611,580
Timothy G. Biltz................    100,000          1.2            10.56           1/1/10         682,370
                                    200,000          2.5            12.47         11/29/10       1,611,580
David P. Tomick.................    100,000          1.2            10.56           1/1/10         682,370
Richard J. Byrne................    100,000          1.2            16.25          5/30/10       1,050,050
                                     50,000          0.6            12.47         11/29/10         402,895
Douglas A. Standley.............    640,000          7.8            10.56           1/1/10       4,367,168

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND YEAR-END OPTION/SAR VALUES

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                              NUMBER OF                      OPTIONS AT DECEMBER 31,        IN-THE-MONEY OPTIONS
                                SHARES                               2000(#)               AT DECEMBER 31, 2000($)
                               ACQUIRED         VALUE      ---------------------------   ---------------------------
           NAME             ON EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             --------------   -----------   -----------   -------------   -----------   -------------
Stephen H. Clark..........     773,750        6,227,641       38,750       1,187,500        301,475      6,300,938
Timothy G. Biltz..........          --               --      100,000         600,000        671,500      2,298,500
David P. Tomick...........     117,635          886,991       44,865         325,000        349,050      2,091,188
Richard J. Byrne..........      40,000          585,600       10,000         300,000         77,800      1,182,500
Douglas A. Standley.......          --               --           --         640,000             --      1,420,800

EMPLOYMENT AGREEMENTS

     SpectraSite has entered into employment agreements with each of Messrs. Clark, Tomick and Byrne effective April 20, 1999, Mr. Standley effective December 30, 1999 and Mr. Biltz effective January 1, 2001. The initial term of the employment agreements is five years, except for Mr. Standley's, which has an initial term of three years. The annual salaries for Messrs. Clark, Tomick, Byrne, Standley and Biltz are determined pursuant to their respective employment agreements, and they are eligible to receive annual bonuses determined at the discretion of the Board of Directors. If their employment is terminated as a result of their death, disability or termination without cause, Messrs. Clark, Tomick, Byrne and Biltz will be entitled to receive continued salary, bonus and health benefits for a period of 24 months.

     Messrs. Clark, Tomick, Byrne, Standley and Biltz have agreed that for a period of 24 months following the termination of their employment with SpectraSite they will not:

     - engage in competition, own any interest in, or perform any services for any business which engages in competition with SpectraSite;

     - solicit management employees of SpectraSite or otherwise interfere with the employment relationship between SpectraSite and its employees; or

     - engage or work with any supplier, contractor or entity with a business relationship with SpectraSite, if such action would have a material adverse effect on SpectraSite.

     In addition, in connection with their employment with SpectraSite, Mr. Byrne purchased 50,000 shares and Mr. Standley purchased 125,000 shares of common stock for a nominal amount. Each of Mr. Byrne's and Mr. Standley's right to retain these shares of common stock vests in equal 25% installments on each of the first four anniversaries of his employment agreement. Vesting in each case will accelerate upon the termination without cause of Messrs. Byrne or Standley or upon their death or disability. Each of Messrs. Byrne and Standley also received a bonus to pay income taxes incurred in connection with these purchases of common stock.

PERFORMANCE GRAPH

     The following graph compares, for each of (i) the year ending December 31, 2000 and (ii) the period beginning on September 3, 1999, the date SpectraSite's common stock first became publicly traded on the Nasdaq National Market, and ending on December 31, 1999, the cumulative total return of SpectraSite's common stock to (a) the cumulative total returns on the Nasdaq Composite Index and (b) a peer group index, comprised of American Tower Corporation, Crown Castle International Corp., Pinnacle Holdings, Inc. and SBA Communications Corporation. The comparison assumes $100 was invested on September 3, 1999 in SpectraSite's common stock and in each of the foregoing indices and that all dividends were reinvested.

[CHART]

                                                       SPECTRASITE           NASDAQ COMPOSITE INDEX         PEER GROUP INDEX
                                                       -----------           ----------------------         ----------------
9/3/99                                                   100.00                      100.00                      100.00
12/31/99                                                  85.29                      100.18                      157.47
12/31/00                                                 103.92                       50.66                      146.34

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee is comprised of four non-employee members of the Board of Directors. The Committee has responsibility to review, recommend and approve changes to SpectraSite's compensation policies and benefits programs, to administer SpectraSite's stock plans, including approval of stock grants to executive officers and directors and certain other stock option grants, and otherwise to ensure that the compensation philosophy is consistent with SpectraSite's best interests and is implemented in an appropriate manner.

COMPENSATION PHILOSOPHY

     SpectraSite's compensation philosophy is to (i) provide a competitive total compensation package that allows us to attract and retain key executive and employee talent that promotes our ability to accomplish our goals and (ii) directly link compensation to improvements in our financial and operational performance and increases in stockholder value, as measured by SpectraSite's common stock price.

COMPENSATION PROGRAM

     SpectraSite's compensation program for key employees emphasizes variable compensation, primarily through performance-based grants of long-term, equity-based incentives in the form of stock options. Salaries at all employee levels are generally targeted at median market levels.

     The Committee reviews compensation structure and total compensation levels to ensure that management and key employee total compensation opportunities are linked to SpectraSite's performance and stock price appreciation and keep pace with SpectraSite's competition. The Committee believes that the base salary, total cash compensation and stock appreciation opportunities for senior management, as well as those of the general employee population, are consistent with competitive market levels. Furthermore, we emphasize the stock incentive portion of our compensation packages in order to increase our ability to attract and retain qualified executive officers.

     We believe our status as a public company makes the equity-based component of our compensation packages a strong element in our ability to hire and retain the executives we need to grow and prosper in a business dominated by a number of strong national tower companies. The Committee feels the use of stock options and performance-based bonuses encourages a continuity of interests between our stockholders and our senior management. Because a stock option's value is based on the market price of SpectraSite stock, in order for our executives to realize the value of their option awards they must encourage and engage in activities which increase stockholder value. Conversely, if SpectraSite performs poorly, senior management is directly affected as stock options lose value and performance-based bonuses are not paid, lowering the overall compensation package.

BASE SALARIES

     The base salary of certain executive officers is determined by employment agreements. In determining the base salary for an executive not covered by an employment agreement, the Committee considers the officer's impact on the organization, scope of responsibility, prior experience, past accomplishments and data on prevailing compensation levels in relevant executive labor markets as it determines appropriate salary levels. Rather than calculate a precise formula to determine an officer's compensation, the Committee studies each officer's contribution to his or her respective area of concentration and responsibility, using the criteria listed above as a general framework for consideration. The Committee believes the flexibility inherent in an approach which allows it to evaluate each individual's particular situation before making consideration determinations serves SpectraSite's interests by allowing the Committee to focus on each individual's overall performance and contributions to SpectraSite as a whole.

LONG-TERM INCENTIVES

     SpectraSite's compensation packages for executive officers include stock option awards and annual cash bonuses payable upon achievement of previously stated performance targets, such as the improvement of earnings before interest, taxes, depreciation and amortization. This allows the Committee to give financial rewards for the achievement of high standards of business performance; conversely, senior management risks the loss of significant compensation through the failure to achieve these standards. For most executive officers, target cash bonuses approximate 30% to 40% of base salary. Senior executive officers have target cash bonuses at a higher salary percentage. In order to determine amounts of stock option awards, the Committee assesses responsibility and performance criteria appropriate to the executive officer in question to select performance-based targets the achievement of which result in option awards. The size of the option awards for which an officer is eligible are determined principally by the level of responsibility for SpectraSite's performance held by that officer.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Stephen H. Clark, SpectraSite's President and Chief Executive Officer, has entered into an employment agreement effective April 20, 1999. The agreement has an initial term of five years. For a description of the employment agreement, see "Executive Compensation - Employee Agreements." Mr. Clark's salary for 2000 was $323,077, and he is eligible to receive an annual bonus at the discretion of the Board of Directors. Mr. Clark was awarded a cash bonus of $325,000 for 2000 in recognition of his leadership and vision. In the past year, SpectraSite increased its tower portfolio from 2,765 to 5,030 towers, primarily through the acquisition of leasehold and subleasehold interests in wireless communications towers from affiliates of SBC Communications and AirTouch Communications. Mr. Clark was instrumental in spearheading and orchestrating each of these 2000 milestones. In addition, Mr. Clark was granted incentive stock options to purchase 300,000 shares of common stock as of January 1, 2000 in recognition of his leadership in 1999, particularly in connection with the acquisition of 2,000 towers from Nextel and the merger with Westower Corporation. Mr. Clark was granted additional incentive stock options to purchase 200,000 shares of common stock in November 2000 in consideration for SpectraSite's accomplishments during the year (including the European joint venture with the Lattice Group and the agreement to sublease approximately 3,900 towers from SBC) and when taking into account the highly competitive market for executive talent in the telecommunications and high technology industries. The Committee believes these option grants are consistent with SpectraSite's executive compensation philosophy and appropriate in light of the significant increase in Mr. Clark's duties and responsibilities as a result of SpectraSite's growth in the past two years.

                     Thomas E. McInerney
                     Lawrence B. Sorrel
                     Michael R. Stone
                     Timothy M. Donahue

                         REPORT OF THE AUDIT COMMITTEE

     During 2000, the Audit Committee of the Company's Board of Directors consisted of Messrs. Matthews, Price and Sorrel. Currently, Mr. Price is the only member of the Committee that meets the Nasdaq National Markets' new criteria for independent directors, as Messrs. Sorrel and Matthews are principals of Welsh, Carson, Anderson & Stowe, which may be deemed to be an affiliate of SpectraSite under the revised Nasdaq listing standards as a result of its control of approximately 21% of SpectraSite's outstanding common stock and its contractual rights, including the right to designate three members of the Board of Directors. Following the Annual Meeting, the Audit Committee will be reconstituted, and Michael Price, Michael Stone and a third independent director to be selected will be appointed to the Audit Committee.

     The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other SpectraSite filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report therein by reference.

     The Audit Committee has met with management and with Ernst & Young, SpectraSite's independent auditors, to review and discuss SpectraSite's audited financial statements and other significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles.

     The Committee's review included discussions with Ernst & Young concerning matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee's discussions with Ernst & Young also covered, among other items, matters relating to Ernst & Young's independence from the Company and included the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, after due consideration, the Committee concluded that the provision of non-audit services to Spectrasite by Ernst & Young is compatible with maintaining the independence of Ernst & Young as SpectraSite's principal accountants and recommended the appointment of Ernst & Young as SpectraSite's independent auditors for 2001.

     On the basis of the reviews and discussions outlined above, the Committee recommended to the Board of Directors that the Board approve the inclusion of SpectraSite's audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                     Lawrence B. Sorrel
                     Michael J. Price
                     James R. Matthews

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The table below sets forth, as of March 30, 2001, information with respect to the beneficial ownership of SpectraSite's common stock by:

     - each person who is known to be the beneficial owner of more than 5% of any class or series of capital stock;

     - each of the current directors, director nominees and named executive officers individually; and

     - all directors and executive officers as a group.

     The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of securities as to which such person has an economic interest.

                                                               NUMBER OF
                                                                 SHARES      PERCENTAGE OF
                                                              BENEFICIALLY   TOTAL VOTING
                  NAME OF BENEFICIAL OWNER                       OWNED           POWER
                  ------------------------                    ------------   -------------
Stephen H. Clark(a).........................................    2,023,185         1.4%
Timothy G. Biltz(b).........................................      125,000           *
David P. Tomick(c)..........................................      406,250           *
Richard J. Byrne(d).........................................      110,557           *
Douglas A. Standley(e)......................................      238,000           *
Calvin J. Payne(f)..........................................    2,091,454         1.4%
Michael R. Stone(g).........................................   12,676,837         8.6%
Lawrence B. Sorrel(h).......................................   30,725,000        20.8%
Thomas E. McInerney(h)......................................   31,087,973        21.1%
James R. Matthews(h)........................................   30,675,000        20.8%
Michael J. Price(i).........................................      200,000           *
Timothy M. Donahue(j).......................................   14,029,500         9.5%
Steven M. Shindler(j).......................................   14,004,500         9.5%
Edgar L. Reynolds (k).......................................    4,899,455         3.3%
Nextel Communications, Inc.(j)..............................   14,000,000         9.5%
Welsh, Carson, Anderson & Stowe(h)..........................   30,825,000        20.9%
Funds affiliated with J.H. Whitney & Co.(g).................   12,676,837         8.6%
Canadian Imperial Bank of Commerce(l).......................   10,000,000         6.8%
SBC Tower Holdings LLC (k)..................................    4,899,455         3.3%
All current directors, director nominees and executive
  officers as a group (22 persons)(m).......................   68,177,283        45.8%

---------------
* Less than 1%.

(a) Includes 307,500 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days. Of the shares reported in the table, 816,327 are held by Holt Road, L.P. Mr. Clark owns a 1% general partnership interest, certain family trusts own a 98% limited partnership interest and Mary Clark, Mr. Clark's spouse, owns a 1% limited partnership interest in Holt Road, L.P. Mr. Clark is a trustee of each family trust, and he disclaims beneficial ownership of the shares held by Holt Road, L.P., as well as those deemed to be beneficially owned by the family trusts.

(b) Includes 125,000 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days.

(c) Includes 126,115 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days.

(d) Includes 60,000 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days.

(e) Includes 113,000 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days.

(f) Includes 177,380 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days. Of the shares reported in the table, 1,674,250 are held by Calvin J. Payne Family Trust and 119,912 are held by Patricia Boris, Mr. Payne's spouse. Mr. Payne is the sole trustee of the family trust, and he disclaims beneficial ownership of the shares held by Calvin J. Payne Family Trust and by Patricia Boris.

(g) Represents 4,923,524 shares held by Whitney Equity Partners, L.P.; 7,265,734 shares held by J.H. Whitney III, L.P.; 175,079 shares held by Whitney Strategic Partners III, L.P.; and 312,500 shares held by J.H. Whitney Mezzanine Fund, L.P. Each of these funds is affiliated with Whitney & Co. Mr. Stone disclaims beneficial ownership of shares held by these entities except to the extent of his pecuniary interest in such funds. The business address for Mr. Stone and the Whitney funds is 177 Broad Street, Stamford, Connecticut 06901.

(h) Messrs. Sorrel, McInerney and Matthews are each principals of Welsh, Carson, Anderson & Stowe, and Messrs. Sorrel and McInerney have acquired directly 50,000 and 262,973 shares, respectively. Messrs. Sorrel, McInerney and Matthews each disclaim beneficial ownership of the shares held by Welsh, Carson. The business address for Messrs. Sorrel, McInerney, Matthews and Welsh, Carson is 320 Park Avenue, Suite 2500, New York, New York 10022.

(i) Includes 100,000 shares of common stock reported as beneficially owned by Mr. Price which are held by The Price Family Limited Partnership. Mr. Price disclaims beneficial ownership of all such shares.

(j) Includes 4,500 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days. Messrs. Donahue and Shindler are executive officers of Nextel and disclaim beneficial ownership of the shares held by Nextel. Mr. Donahue owns 25,000 shares directly, and Mr. Shindler owns no shares directly. The business address for Mr. Donahue and Nextel is 2001 Edmund Halley Drive, Reston, Virginia 20191, and the business address for Mr. Shindler is 10700 Parkridge Boulevard, Suite 600, Reston, Virginia 20191

(k) Mr. Reynolds is President of Network Operations for Cingular Wireless, and Cingular Wireless and SBC Tower Holdings LLC are affiliates of SBC Communications, Inc. Mr. Reynolds disclaims beneficial ownership of the shares held by SBC Tower Holdings.

(l) The business address for Canadian Imperial Bank of Commerce is 161 Bay Street, PP Box 500, M5J 2S8, Toronto, Canada. Pursuant to SpectraSite's second amended and restated certificate of incorporation, the shares of common stock beneficially owned by Canadian Imperial Bank of Commerce in excess of 5% of the total issued and outstanding common stock shall be non-voting until such shares are transferred to an entity not subject to the restrictions of the Bank Holding Company Act of 1956, as amended.

(m) Includes 1,040,245 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days.

                              CERTAIN TRANSACTIONS

AGREEMENTS WITH SBC

     On August 25, 2000, we entered into an agreement to acquire leasehold and subleasehold interests in approximately 3,900 wireless communications towers from affiliates of SBC Communications, Inc. which we collectively refer to as SBC, in exchange for $982.7 million in cash and approximately 14.3 million shares of our common stock, subject to adjustment, valued at $325.0 million. We will manage, maintain and lease available space on the SBC towers, and we will have the right to co-locate tenants, on the towers. SBC is an anchor tenant on all of the towers and will pay us a monthly fee per tower of $1,400, subject to an annual adjustment. In addition, we have entered into a five-year exclusive build-to-suit agreement with SBC under which we will develop and construct substantially all of SBC's new towers during the term of the agreement. The SBC transaction will close in stages, with a final closing expected in the first quarter of 2002. At each closing, we will make a pro rata payment of cash and stock to SBC for the actual towers subleased. At the initial closing on December 14, 2000, we acquired leasehold and subleasehold interests in 739 towers for consideration consisting of approximately $175 million in cash and approximately
2.5 million shares of common stock. In the first quarter of 2001, we acquired additional leasehold and subleasehold interests in an aggregate of 632 towers for consideration consisting of approximately $161.9 million in cash and approximately 2.4 million shares of common stock.

     Consummation of subsequent closings of the SBC tower transaction is subject to certain conditions, including the receipt of certain required consents and approvals, including any required consents of the ground lessors of the towers to be subleased by us at each closing. We cannot assure you that any or all subsequent closings will be consummated on the terms described in this document or at all.

     We entered into an agreement to sublease with SBC on August 25, 2000 and into a site marketing agreement, lease and sublease agreement and a build-to-suit agreement with SBC on December 14, 2000. The following are summaries of the material terms of these agreements.

     Agreement to Sublease. Under the agreement to sublease between SBC, SpectraSite and Southern Towers, Inc., our subsidiary, Southern Towers, will receive the right to lease, sublease, contract, operate, market and manage 3,900 tower sites owned or leased by SBC, including the right to co-locate tenants on the towers, in exchange for an aggregate consideration of approximately $1.3 billion.

     We will pay to SBC at the inception of each lease all applicable lease payments for the site leased or subleased by us under the sublease. In the event that leases or subleases covering the full 3,900 towers are transferred to us, the aggregate consideration payable to SBC will consist of approximately $982.7 million in cash and $325.0 million in our common stock. Under the agreement, the stock portion of the consideration initially is 14,291,997 shares valued at $22.74 per share. The stock consideration is subject to an adjustment payment if the average closing price of our stock during the 60-day period immediately preceding the third anniversary of the initial closing is less than $22.74. The adjustment payment may be accelerated if a change of control or certain specified liquidity events occur prior to the third anniversary date. In any case, the adjustment payment is always payable by us, at our option, in the form of cash or shares of our common stock. In the event that leases or subleases covering the full 3,900 towers are transferred to us, the maximum amount potentially payable by us to satisfy the adjustment payment is approximately $139.8 million in cash or 10.8 million shares.

     We have agreed with SBC that the sublease of the sites will be consummated in a series of closings with the last closing expected in the first quarter of 2002. We expect each closing to include at least 250 sites.

     If any one of the closings contemplated by the SBC tower transaction is not consummated due to our failure to satisfy certain conditions or due to certain specified defaults by us, which would have a substantial likelihood of preventing a closing, then, in addition to any other remedies SBC may have at equity or law, SBC will have the right:

     - to require us to pay to SBC a termination fee of 4% of the aggregate amount of lease payments that would be payable to SBC under the sublease;

     - to terminate all agreements with us; and

     - at SBC's option, to rescind all prior closings.

     If SBC elects to rescind the prior closings, payment of the termination fee will be made by netting it against the amounts previously paid to SBC at all prior closings, and SBC will return to us any amount in excess of the termination fee.

     Site Marketing Agreement. Under the site marketing agreement, we will be allowed to co-locate new tenants on substantially all of the 3,900 communications towers before we sublease them. We will be entitled to receive 20% of the third-party rentals received as a result of any co-location of a third-party by us until the time that we sublease the site and 100% of such third-party rentals thereafter. In the event that we do not consummate the closing of the sublease for the site for any reason other than our default or our exclusion of such site, we will be entitled to receive 20% of the third-party rental for the applicable term of the third-party co-location agreement.

     Lease and Sublease Agreement. Under the terms of the sublease, SBC will lease or sublease to us the land, tower and improvements at each site, and we will lease back to SBC certain space reserved by it for use in its telecommunications business, and subject to the rights of third parties under existing subleases and co-location agreements.

     We will remit to SBC, at the commencement of the lease with respect to each site, all lease payments due for the subleased property as described in the agreement to sublease and may also pay additional amounts for certain alterations to the subleased property made by SBC at our request.

     We will be entitled to use the subleased property at each site for operating, managing, maintaining and marketing the tower and improvements at the site, including the leasing of space to co-location tenants. SBC has agreed to initially pay us a monthly fee per tower for its reserved space of $1,400 per site, subject to an annual increase of the lesser of 5% and changes in the consumer price index plus 4%. After 10 years, the monthly fee for a site will be reset to 90% of the agreed upon market rate if it is then above that market rate. After the tenth anniversary of the applicable site commencement date, the monthly fee is subject to an annual increase based on changes in the consumer price index or, in the case of sites as to which the monthly fee has been reset to 90% of the market rate, based on the then current market rate of increase for comparable properties.

     We have agreed to pay directly to the applicable ground lessor the ground rent relating to each site that is leased by us from SBC. In addition, we have agreed to sublease, on commercially reasonable terms, available space on the towers to parties who have existing co-location agreements with SBC, and we will receive all rents and other economic benefits from those subleases.

     The average term of the sublease for all sites is approximately 27 years, assuming renewals or extensions of the underlying ground leases for the sites. SBC will be obligated to exercise all renewal options contained in the ground leases of the sites, subject to certain limited exceptions. We will be responsible for negotiating and obtaining ground lease extensions or renewals which are not provided for in the ground leases.

     Under the sublease, SBC will lease back certain reserved space at each site. The reserved space will generally consist of the portion of the site, including space on the tower, in use by SBC on the date the site becomes subject to the sublease. Although SBC will have the right, without increasing the related leaseback charge, to expand the reserved space on up to 300 towers by utilizing up to an additional 15% of the total tower loading on the applicable tower for new or additional communications equipment, in no event may the SBC equipment, both new and existing, occupy more than two platforms on any of those towers. SBC will also have the right to expand the reserved space on towers in excess of 300 towers so long as SBC pays us an additional monthly charge of $100 per additional antenna, or the space equivalent of one additional antenna, not to exceed $1,600 per month in the aggregate per additional platform. If SBC locates any additional equipment, except for microwave dishes and related equipment, on a platform that is not already occupied by SBC's communications equipment, SBC's additional monthly charge for that additional platform is not to be less than $1,200. The additional charge incurred as a result of SBC's expansion of its communication equipment on towers beyond 300 towers will increase 5% per year until 10 years after the applicable site became subject to the sublease, and will increase thereafter in the same manner as the basic monthly fees payable by SBC.

     Subject to certain conditions described in the sublease, SBC will also have the right to substitute other available space on the tower for the reserved space, and a right of first refusal as to available space which we intend to sublease to a third-party. For the first 300 times SBC exercises its right of first refusal, SBC will be required to pay us rent for the applicable space equal to the lesser of the rent that would have been charged to the proposed third-party and a rent that is proportional to the monthly fee under the sublease. After the first 300 times that SBC exercises its right of first refusal, SBC will be required to pay us rent for the applicable space equal to the rent that would have been charged to the third-party.

     On the tenth anniversary of the commencement date of the sublease with respect to a site, and thereafter on each fifth-year anniversary of the tenth anniversary date, SBC will have the right, subject to certain notice requirements, to withdraw from the reserved space at such site. In that case, SBC's rights with respect to the withdrawn reserved space will terminate, SBC will no longer be responsible for the related monthly charges and the withdrawn reserved space will become part of our subleased property.

     We will have the option to purchase the sites subject to the sublease upon the expiration of the sublease as to those sites. The purchase price for each site will be a fixed amount to be stated in the sublease plus the fair market value of certain alterations made to the related tower by SBC. The aggregate purchase option price for all 3,900 towers has a value of approximately $251.5 million as of August 25, 2000 and will accrete at a rate of 10% per year to the applicable expiration of the sublease of a site. In the event that we purchase such sites, SBC shall have the right to continue to lease the reserved space for successive one year terms at a rent equal to the lesser of the agreed upon market rate and the then current monthly fee, which monthly fee shall be subject to an annual increase based on changes in the consumer price index.

     The sublease may be terminated by each party in the event of certain breaches by the other party, including failure to make required payments under the sublease in a timely manner, breaches of covenants in the sublease, breaches of representations and warranties, and insolvency. SBC may terminate the sublease as to a site following a breach and failure to cure relating to that site. SBC may terminate the entire sublease upon the occurrence of unwaived defaults by us in respect of more than 50 sites during any consecutive five-year period. Holders of collateral assignments, mortgages and similar security instruments encumbering our interest under the sublease will have rights to cure our defaults and may, under certain circumstances, replace us as a party under the sublease.

     We may terminate the sublease as to a site following breach and failure to cure by SBC relating to that site. We may terminate the entire sublease upon the insolvency of SBC. Upon a termination by us, SBC is obligated to refund to us the portion of our prepaid rent allocable to the applicable site for the period after the effective date of the termination.

     The sublease contains restrictions on our ability to transfer our interest in the subleased sites. SBC has the right to transfer its interest in the sites on a site-by-site basis in connection with a sale or transfer of all or a portion of SBC's wireless business and is entitled, under certain circumstances, to be released of its obligations with respect to a transferred site.

     Subject to certain conditions and exceptions described in the sublease, we have agreed to indemnify SBC in the event that as a result of certain actions or failures by us, SBC is unable to claim or obtain certain federal income tax depreciation deductions and interest deductions arising from the characterization of our lease payments to SBC as a loan, or is required to include any unanticipated item in income. Additionally, subject to certain exceptions, we have agreed to indemnify SBC from and against any taxes and related charges, other than income taxes, imposed with respect to the subleased property and certain actions relating thereto.

     The sublease by its terms is subordinate to existing and future mortgages on the subleased property. However, this subordination is conditioned on the delivery by the mortgagee of a non-disturbance, subordination and attornment agreement which provides that the mortgagee will recognize our rights under the sublease, including our purchase option, and that in the event of a foreclosure of a mortgage, mortgagee will not disturb our possession of the subleased property so long as no event of default has occurred and is continuing under the sublease.

     Build-to-Suit Agreement. Under the build-to-suit agreement, we have the exclusive right, and we are obligated, to develop and construct all new wireless communications towers which SBC and certain of its affiliates elect to have constructed in the United States, Puerto Rico and the U.S. Virgin Islands, other than sites subject to certain existing build-to-suit agreements and certain sites currently under development. The term of the build-to-suit agreement is five years, subject to extension under certain circumstances more fully described below. SBC also has the right to engage us to develop and construct up to a maximum of 100 additional towers for affiliates of SBC that are not party to the build-to-suit agreement. We have the right, in lieu of constructing a new tower within any search area identified by SBC, to propose that SBC co-locate its communications equipment on an existing tower owned, operated or leased by us. SBC may reject any proposed co-location if it reasonably believes the proposed tower or site does not meet certain minimum requirements or if there are alternative locations in the area available to SBC on better economic terms. We have the non-exclusive right to offer co-location services to SBC for fees to be agreed upon by us and SBC.

     Upon completion of a tower or SBC's acceptance of an existing tower, space on the tower will be leased by us to SBC under a master lease covering all of SBC's space on towers which are subject to the build-to-suit agreement. Under the build-to-suit sublease, SBC will pay rent of $1,400 per month per site, subject to an annual adjustment based on changes in the consumer price index. The term of the build-to-suit sublease will be 32 years. The space to be leased will be sufficient to accommodate up to 12 antennas conforming to certain specifications described in the build-to-suit agreement, as well as a microwave dish at a location to be agreed upon by the parties. After the tenth anniversary of the commencement date of the build-to-suit sublease with respect to any site, SBC will have the right, subject to certain notice requirements, to withdraw from such site. SBC will have the right to terminate the build-to-suit sublease as to a site in the event of a default by us, in our capacity as lessor, that is not cured within a specified period and under certain other circumstances.

     SBC has the right under the build-to-suit agreement, in lieu of having us construct one or more towers, to acquire, develop and construct its own sites and towers in accordance with the standards applicable to the performance of our development obligations. SBC is required to sell such sites and towers to us at a price calculated in accordance with a cost schedule attached to the build-to-suit agreement.

     SBC may cause towers that are being developed under the build-to-suit agreement to be substituted for towers that are excluded from the agreement to sublease. All of the substitute towers will be leased by SBC to us under the sublease described in the "Lease and Sublease Agreement" section of this proxy statement. In the case of any such tower constructed by us, SBC will acquire the tower from us at our cost plus our customary profit margin.

     The term of the build-to-suit agreement is five years, plus any additional time as is required for the completion of a number of towers equal to the number of towers that have become substitute towers under the agreement to sublease.

     SBC will have the right to liquidated damages of $7,500 per month, not to exceed $15,000 in the aggregate, for any site that has not been substantially completed in accordance with the construction scheduled provided for in the build-to-suit agreement.

     We may terminate the build-to-suit agreement in the event of a bankruptcy or other insolvency event relating to SBC. SBC may terminate the build-to-suit agreement with respect to a site in the event of certain defaults by us with respect to such site or the assessment of liquidated damages in excess of $15,000 for failure to substantially complete such site in accordance with the prescribed construction schedule. SBC may terminate the entire build-to-suit agreement in the event of a bankruptcy or other insolvency event relating to us, the assessment of liquidated damages in excess of $0.2 million in any twelve-month period and the occurrence of unwaived defaults with respect to 10% or more of the proposed tower sites accepted by SBC during any twelve-month period.

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

AGREEMENTS WITH NEXTEL

     On April 20, 1999, Nextel and SpectraSite entered into several agreements in connection with SpectraSite's acquisition of tower assets from Nextel. The following is a summary of the material terms of these agreements.

     Master Site Commitment Agreement. SpectraSite and certain of Nextel's subsidiaries entered into a master site commitment agreement under which Nextel and its controlled affiliates will offer SpectraSite certain exclusive opportunities, under specified terms and conditions, relating to the construction or purchase of, or co-location on, additional communications sites. These sites will then be leased by subsidiaries of Nextel under the terms of the master site lease agreement. If the number of new sites leased, whether purchased from Nextel, constructed at Nextel's request or otherwise made available for co-location by Nextel, its affiliates and Nextel Partners, is less than the agreed upon numbers as of particular dates, then commencing with the 37th month after the closing, Nextel has agreed to make certain payments to SpectraSite. The master site commitment agreement terminates on the earlier of April 20, 2004 or the date on which the number of sites purchased or constructed or made available for co-location under the master site commitment agreement equals or exceeds 1,700. The master site commitment agreement also gives SpectraSite a right of first refusal to acquire any towers that Nextel or certain affiliates desire to sell.

     The master site commitment agreement specifies that SpectraSite is not obligated to develop more than 566 new sites each year. SpectraSite has agreed to abide by Nextel's deployment plan. To date, Nextel's plan has emphasized filling gaps in current coverage areas to increase capacity and enhance signal quality, as well as deploying sites in areas contiguous to Nextel's existing markets and deploying sites in new markets to expand the Nextel network. These sites also include sites operated or to be developed by Nextel Partners in their service areas. This strategy contemplates expansion and deployment in most major metropolitan areas of the contiguous United States, including highway corridors that connect existing and planned markets, particularly in the eastern half of the United States and along the west coast. SpectraSite is not obligated to develop sites outside of Nextel's or Nextel Partners' currently delineated network deployment area to the extent these sites account for more than 10% of the total sites developed under this agreement.

     The agreement may be terminated by either side, by written notice, under certain conditions. SpectraSite may terminate the agreement if:

     - Nextel or one of its subsidiaries that transferred assets to SpectraSite becomes insolvent, or is unable to pay its debts as they become due; or

     - Nextel or a transferring subsidiary is liquidated, voluntarily or involuntarily, or a receiver or liquidator is appointed for that entity.

     Nextel may terminate the agreement if:

     - either SpectraSite Holdings or its subsidiary holding the Nextel towers becomes insolvent, or is unable to pay its debts as they become due;

     - either SpectraSite Holdings or such subsidiary is liquidated, voluntarily or involuntarily, or a receiver or liquidator is appointed for such entity; or

     - at or after the end of any calendar year, Nextel has exercised its rights to recover a penalty payment, as specified in the agreement, because, for more than 10% of the total number of towers required to be developed by SpectraSite during each year, SpectraSite has failed to complete development of new towers during the allotted time period.

     Either SpectraSite or Nextel may terminate the agreement if the other party is in breach of an obligation to pay money or in breach of a material nonmonetary obligation, if the breach is neither waived nor cured.

     Master Site Lease Agreement. SpectraSite and Nextel entered into a master site lease agreement in April 1999, and SpectraSite and Nextel Partners Operating Corp., an entity in which Nextel holds a minority equity interest, entered into a master site lease agreement in January 2000. Under these agreements,

SpectraSite has agreed to lease to Nextel's subsidiaries and Nextel Partners space on wireless communications towers or other transmission space:

     - at the sites transferred to SpectraSite as part of the Nextel tower acquisition;

     - at the sites subsequently constructed or acquired by SpectraSite under the master site commitment agreement; or

     - at other sites and related wireless communications towers or transmission space owned, leased or licensed by SpectraSite.

     The Nextel master site lease agreement and the Nextel Partners master site lease agreement will be supplemented from time to time to provide for the lease of space on certain additional communications towers or other transmission space at sites owned, constructed or acquired by SpectraSite. Nextel and Nextel Partners shall have a right of first refusal with respect to the sale of any sites acquired by SpectraSite as part of the Nextel tower acquisition or constructed or acquired by SpectraSite under the master site commitment agreement.

     The Nextel master site lease agreement and the Nextel Partners master site lease agreement provide that within 15 days of the commencement of the lease of a given site, and on the first day of each month thereafter for the term of the lease, a rental payment of $1,600 per month will be due on each tower which SpectraSite leases to any of the tenants who are parties to the agreement. Monthly payments will be adjusted for partial months when appropriate. On each annual anniversary of a given lease's commencement, the rent owed under the lease will increase by 3%.

     Other rental provisions include:

     - an option for tenants to lease additional space, if available, on sites where the tenant already leases space; and

     - a right allowing tenants to install, at their sole option and expense and only when additional capacity exists at the rental site, microwave antennae of various sizes and other equipment at additional rental rates delineated in the agreement.

     These provisions are subject to the same annual 3% rate increase as the base rent.

     The agreement further provides that each tenant is responsible for any portion of personal property taxes assessed on any site and directly attributable to the tenant's property, franchise and similar taxes imposed on the tenant's business and sales tax imposed upon payment or receipt of rents payable under the agreement. The landlord is responsible for all other taxes. Additionally, the agreement provides that the landlord will be responsible for certain types of insurance. Each tenant is also responsible for certain other types of insurance.

     The term of each lease contracted under the agreement is at least five years, with a right to extend for five successive five-year periods. In certain cases, the initial lease term will be six, seven or eight years. The lease is automatically renewed unless the tenant submits notification of its intent to terminate the lease, when its current term expires, prior to such expiration. The tenant has the right to trade the term of any given site for the term of any other site, upon written notice to the landlord. However, such a trade is limited to one time per site per term.

     A tenant may terminate a lease for any site, at its sole discretion, without further liability to the landlord, with 30 days prior written notice, if:

     - the tenant uses reasonable efforts and fails to obtain or maintain any license, permit or other approval necessary for operation of its communications equipment; or

     - the tenant is unable to use the tower due to FCC action which is not a result of any action by the tenant.

     If the other party breaches a nonmonetary obligation, either party may terminate a lease for any site with 60 days prior written notice, subject to certain cure provisions. Either party may terminate a lease for any site with 10 days prior written notice, if the other party breaches a monetary obligation and that breach is not cured within the 10-day period. In addition, if Nextel or Nextel Partners defaults on rental payments with respect to more than 10% of the sites covered by its respective master site lease agreement and Nextel or Nextel Partners, as the case may be, remains in default for 30 days following notice from SpectraSite, SpectraSite may cancel the master site lease agreement of the defaulting party as to all sites covered by that agreement.

     Security and Subordination Agreement. SpectraSite and Nextel entered into a security and subordination agreement under which SpectraSite granted to Nextel a continuing security interest in the assets acquired in the Nextel tower acquisition or acquired or constructed under the master site commitment agreement. This interest secures SpectraSite's obligations under the Nextel master site lease agreement and the Nextel Partners master site lease agreement. The terms of an intercreditor agreement render Nextel's lien and the other rights and remedies of Nextel under the security and subordination agreement subordinate and subject to the rights and remedies of the lenders under the credit facility.

TRANSACTIONS WITH AFFILIATES

     Affiliates of Canadian Imperial Bank of Commerce, which own 6.8% of SpectraSite Holdings' common stock, have provided, and may continue to provide, investment banking services to SpectraSite. CIBC World Markets Corp. is acting as agent and lender under our credit facility and receives customary fees for the performance of these activities. In addition, CIBC World Markets Corp. was an initial purchaser of SpectraSite Holdings' 12% Senior Discount Notes due 2008, SpectraSite Holdings' 11 1/4% Senior Discount Notes due 2009, SpectraSite Holdings' 10 3/4% Senior Notes due 2010, SpectraSite Holdings' 12 7/8% Senior Discount Notes due 2010 and SpectraSite Holdings' 12 1/2% Senior Notes due 2010 and an underwriter of SpectraSite Holdings' public offering of common stock in February and July 2000.

     Certain investors participating in the Trimaran investment program, which we refer to as the Trimaran Group, are affiliates of CIBC World Markets Corp. In November 2000, the Trimaran Group purchased 4.0 million shares of SpectraSite common stock in a private placement at a purchase price of $18.75 per share and received warrants to purchase 1.5 million shares of common stock at exercise prices ranging from $21.56 per share to $28.00 per share.

TRANSACTIONS WITH EXECUTIVE OFFICERS

     In August 1999, SpectraSite loaned David P. Tomick $325,000 in connection with the exercise of certain stock options. The 112,500 shares Mr. Tomick acquired through the exercise of these options are pledged to SpectraSite as security for this loan. The loan bears interest at the applicable federal rate under the Internal Revenue Code, 5.36% per annum, and matures in August 2002.

     In September 1999, SpectraSite loaned Timothy G. Biltz $500,000 to purchase a home as a relocation incentive. This loan will be secured by any shares of common stock issued to Mr. Biltz upon his exercise of options, bears interest at 5.82% per annum and matures in September 2004.

     In January 2000, SpectraSite loaned Stephen H. Clark $1,100,000 in connection with the exercise of stock options to acquire 512,500 shares of common stock. The loan bears interest at 5.80% per annum and matures on December 31, 2002.

STOCKHOLDERS' AGREEMENT

     In connection with the acquisition of tower assets from Nextel in April 1999, SpectraSite Holdings and its stockholders entered into the third amended and restated stockholders' agreement, which superseded and replaced the existing stockholders' agreement among SpectraSite Holdings and its stockholders. In connection with the investment by the Trimaran Group described under "--Transactions with Affiliates," the third amended and restated stockholders' agreement was amended to provide that the Trimaran Group and CIBC and their respective affiliates have the right to designate one representative to attend the meetings of SpectraSite Holdings' Board of Directors as an observer. In connection with SpectraSite's agreement to sublease tower assets from SBC, the third amended and restated stockholders' agreement was further amended to make SBC a party and provide that SBC has the right to appoint one director to the Board and designate one representative to attend the meetings of the Board of Directors as an observer. The following is a summary of the material terms of the stockholders' agreement.

     The stockholders' agreement contains a voting agreement provision under which SpectraSite Holdings and certain stockholders agreed to take all appropriate action to:

     - elect the greater of three and the number of directors Welsh, Carson could appoint based on its proportionate ownership of SpectraSite Holdings stock to SpectraSite Holdings' board;

     - elect two Nextel designees to SpectraSite Holdings' board;

     - elect two designees of funds affiliated with Whitney & Co. to SpectraSite Holdings' board;

     - elect one designee of SBC to SpectraSite Holdings' board;

     - elect the Chief Executive Officer to SpectraSite Holdings' board;

     - remove and replace any director if requested to do so by the stockholders who designated the director;

     - use their best efforts to cause Welsh, Carson designees to make up two of the three members of a compensation committee created to, among other things, set SpectraSite's employee compensation policy; and

     - use their best efforts to elect a Welsh, Carson affiliate as Chairman of SpectraSite Holdings' board.

     This voting agreement provision terminates on February 4, 2005. The voting agreement provision will terminate as to any given stockholder on the earlier to occur of that stockholder's disposition of 50% or more of its SpectraSite Holdings stock and the date on which the stockholder owns less than 8% of SpectraSite Holdings' outstanding stock.

     The stockholders' agreement also prohibits all stockholders that are parties to the agreement other than Welsh, Carson from selling or otherwise transferring their SpectraSite Holdings stock, except for transfers:

     - made with the prior written consent of Welsh, Carson;

     - in limited instances, made with the prior written consent of 60% of the aggregate shares of capital stock held by affiliates of Whitney & Co., Canadian Imperial Bank of Commerce and Nextel;

     - by an individual stockholder to his or her spouse or descendant;

     - in accordance with the tag-along provisions described below;

     - by institutional stockholders to their affiliates;

     - by Nextel to its affiliates or creditors to secure obligations under a secured credit facility;

     - of up to $25.0 million by SBC; and

     - by employees to secure loans the proceeds of which are used to purchase common stock of Holdings.

     These transfer restrictions terminate upon the earlier of the sale, transfer or other disposition by Welsh, Carson of 50% or more of its SpectraSite Holdings stock and August 4, 2001. SpectraSite Holdings' stockholders also agreed that they would agree to a longer transfer restriction period if asked to do so by the underwriter of certain public offerings of SpectraSite Holdings' stock, so long as the lock-up binds SpectraSite's executive officers and all holders of more than 5% of SpectraSite Holdings' outstanding stock, and any exceptions to the lock-up provision apply equally to all stockholders.

     Once the transfer restrictions terminate, all transfers by stockholders who are a party to the agreement and own more than 5% of SpectraSite Holdings' stock will continue to be governed by the coordinated distribution requirements of SpectraSite Holdings' second amended and restated registration rights agreement. See "--Registration Rights Agreements."

     The stockholders' agreement contains a tag-along provision which gives the parties to the stockholders' agreement the right to participate in any sale by Welsh, Carson of its SpectraSite Holdings stock on the same terms as Welsh, Carson sells its stock. This provision will terminate at the same time as the transfer restrictions terminate.

     SpectraSite may not redeem any shares of common stock, except for repurchases from employees of up to $0.5 million in any twelve-month period.

REGISTRATION RIGHTS AGREEMENTS

     In connection with the closing of the Nextel tower acquisition, SpectraSite, Nextel, certain institutional investors and certain members of SpectraSite's management entered into a second amended and restated registration rights agreement. In connection with SpectraSite's acquisition of Apex, the former stockholders of Apex joined the registration rights agreement and in connection with the SBC tower transaction, SBC joined the registration rights agreement. The following is a summary of the material terms of that registration rights agreement.

     Under the registration rights agreement, the holders of SpectraSite Holdings' stock party to the agreement may require SpectraSite to register all or some of their shares under the Securities Act. The following conditions must be met to trigger this registration obligation:

     - SpectraSite must receive a request for registration from holders of at least 25% of its outstanding stock covered by the registration rights agreement, exclusive of stock held by management;

     - the request must be received at any time following August 4, 2001; and

     - SpectraSite must expect the aggregate offering price of the registered securities will exceed $50.0 million.

     SpectraSite is only obligated to effect three such registrations. Both SpectraSite Holdings and its management have the right to include their shares in any registration statement required by the registration rights agreement.

     The registration rights agreement also provides that SpectraSite Holdings' institutional stockholders, SBC and Nextel have the right to require SpectraSite to file a registration statement on a Form S-3 covering their stock. Nextel, SBC or the institutional shareholders may request this registration if:

     - SpectraSite Holdings is eligible to file a registration statement on Form S-3; and

     - SpectraSite expects the aggregate offering price of the registered securities will exceed $10.0 million.

     In addition to SpectraSite's registration obligations discussed above, if SpectraSite Holdings registers any of its common stock under the Securities Act for sale to the public for SpectraSite's account or for the account of others or both, the registration rights agreement requires that it use its best efforts to include in the registration statement stock held by other of SpectraSite Holdings' stockholders who wish to participate in the offering. Registrations by SpectraSite Holdings on Form S-4, Form S-8 or any other form not available for registering stock for sale to the public will not trigger this registration obligation.

     The parties to the registration rights agreement also agreed that if they publicly sell their securities they will attempt to conduct the sale in a manner that will not adversely disrupt the market for SpectraSite Holdings stock. The stockholders agreed, to the extent practicable, to coordinate those sales and make them through a single broker or market maker over a sufficient period of time to permit an orderly disposition of their securities. This coordinated distribution restriction terminates:

     - with respect to any shares that have been effectively registered and disposed of in accordance with the registration statement covering those shares;

     - as to any stockholder who owns less than 5% of SpectraSite Holdings' outstanding stock; or

     - at such time as the number of shares of common stock in the hands of the public exceeds the number of shares of SpectraSite Holdings' stock held by parties to the agreement.

     In connection with the Trimaran Group's investment in SpectraSite, the Trimaran Group received registration rights in a separate agreement. The following is a summary of the material terms of that registration rights agreement.

     Under the Trimaran Group's registration rights agreement, SpectraSite filed a registration statement with the SEC covering, in part, the resale of the Trimaran Group's shares, including the shares issuable upon the exercise of warrants the Trimaran Group received as part of its investment in SpectraSite. SpectraSite must keep this registration statement continuously effective until the earlier of January 2003 or such time as the shares may be sold without volume restrictions.

     In addition, the Trimaran registration rights agreement entitles the Trimaran Group to one demand registration. The Trimaran Group may request the demand registration at any time following the date on which the registration statement described in the immediately preceding paragraph is no longer available. The following conditions must be met to trigger this registration obligation:

     - SpectraSite must receive a request for registration from holders of at least 25% of the outstanding stock covered by the Trimaran Group registration rights agreement; and

     - the aggregate offering price of the registered securities must exceed $7.5 million.

     SpectraSite Holdings and other holders of shares of common stock who have registration rights, other than those shares held by the Trimaran Group and covered by the Trimaran Group registration rights agreement, have the right to include their shares in any registration statement for which the method of distribution is an underwritten public offering.

     In addition to SpectraSite's registration obligations discussed above, if SpectraSite registers any of its common stock under the Securities Act for sale to the public for SpectraSite's account or for the account of others or both, the Trimaran Group registration rights agreement requires that SpectraSite use its best efforts to include in that registration statement stock held by other SpectraSite stockholders who wish to participate in the offering. Registrations by SpectraSite on Form S-4, Form S-8 or any other form not available for registering stock for sale to the public will not trigger this registration obligation.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     At the Annual Meeting, ten directors are to be elected to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected and qualified. All of the nominees are currently directors, except Edgar L. Reynolds.

     The ten directors nominated for election at the Annual Meeting of Stockholders are: Lawrence B. Sorrel; Stephen H. Clark; Timothy M. Donahue; James R. Matthews; Thomas E. McInerney; Calvin J. Payne; Michael J. Price; Steven M. Shindler; Michael R. Stone; and Edgar L. Reynolds. The persons named as proxies intend (unless authority is withheld) to vote for the election of all of the nominees as directors.

     The Board of Directors knows of no reason why any nominee for director would be unable to serve as director. If at the time of the Annual Meeting any of the nominees is unable or unwilling to serve as a director of SpectraSite, the persons named in the proxy intend to vote for such substitutes as may be nominated by the Board of Directors.

                       THE BOARD OF DIRECTORS RECOMMENDS
               A VOTE "FOR" THE ELECTION OF ALL OF THE NOMINEES.

             APPROVAL OF AMENDED AND RESTATED STOCK INCENTIVE PLAN
                                (PROPOSAL NO. 2)

     The Compensation Committee of the Board of Directors has approved an amendment and restatement of SpectraSite's stock incentive plan which modifies certain provisions of the plan currently in effect. The modifications include a revision to the change of control provisions of the plan to incorporate additional events within the meaning of a change of control. The amended and restated plan also provides new vesting rules relating to a change of control. Unless otherwise provided in any individual agreement, outstanding stock options will become fully vested if:

     - an employee is still employed on the six month anniversary of a change of control;

     - an employee is terminated by SpectraSite for reasons other than for cause within the six-month period following a change of control; or

     - an employee terminates his or her employment with SpectraSite for good reason within the six-month period following a change of control.

     The Compensation Committee also has approved other miscellaneous clarifying and ministerial amendments to the current stock incentive plan. The amended and restated stock incentive plan, referred to below as the Plan, is subject to the approval of the stockholders of SpectraSite at the Annual Meeting.

     Purpose of Plan. The nature and purpose of the Plan is to use performance-based grants of long-term, equity-based incentives in the form of stock options and other equity based awards in order to link total compensation for management and key employees to SpectraSite's performance and stock price appreciation and to allow SpectraSite to remain competitive and to retain top performing employees over time. The Plan also permits awards to directors.

     Plan Administration. The Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has sole discretion, subject to the terms of the Plan, to determine the amounts and types of awards to be made, set the terms, conditions and limitations applicable to each award, and prescribe the form of the instruments embodying any award. Certain Plan functions may be delegated to another committee appointed by the Board of Directors or the Compensation Committee, and pursuant to such authority, the Compensation Committee may delegate certain administrative and other functions to certain officers of SpectraSite.

     Types and Number of Awards Under the Plan. There are 20 million (20,000,000) shares of common stock authorized for issuance under the Plan, which is the same amount authorized under the current stock incentive plan. This amount is subject to adjustment by the Compensation Committee in its discretion to reflect any change in the number of shares of common stock due to any stock dividend, stock split, combination, recapitalization, merger, spin-off or similar corporate transaction. No participant may be granted in any calendar year an award or awards under the Plan to purchase more than 1 million (1,000,000) shares.

     Eligibility. The Compensation Committee and, pursuant to its delegation of authority, certain officers of the Corporation are authorized to grant awards under the Plan to any director, officer or other employee of SpectraSite and its subsidiaries who is selected to receive an award. Awards under the Plan are ordinarily made for no consideration other than services rendered.

     Vesting and Exercise of Options. Options become exercisable when they have vested. Vesting schedules are determined by the Compensation Committee and are set forth in an agreement or notice of award. Option awards historically have provided for vesting in equal increments over a period of three to five years.

     Payment for Options. The exercise price of any stock option awarded under the Plan will be determined by the Compensation Committee, but ordinarily will not be less than the fair market value of SpectraSite's common stock on the date of grant. Participants may exercise an option by making payment in any manner specified by the Compensation Committee.

     Restricted Stock. The Compensation Committee may authorize awards of restricted stock, including performance-based restricted stock. Awards of restricted stock may be made for no consideration, or for an amount that is less than the fair market value of SpectraSite's common stock on the date of grant. Restricted stock is common stock that generally is non-transferable and is subject to other restrictions determined by the Compensation Committee for a specified period. Unless the Compensation Committee determines otherwise, or specifies otherwise in an award agreement, if the participant terminates employment during the restricted period, then the restricted stock will be forfeited.

     Other Awards Under the Plan. The Compensation Committee may grant other types of equity-based awards such as stock appreciation rights, deferred stock, dividend equivalents and performance-based awards. Such awards and awards of restricted stock may be subject to attainment of performance goals based on revenue, earnings, tower EBITDA, number of towers fabricated and tower erection EBITDA over certain periods of time. To date, no such awards have been issued under the current stock incentive plan.

     Estimate of Benefits. The number and terms of stock options and other awards that will be granted to officers and other employees under the Plan in the future is subject to the discretion of the Compensation Committee and is not currently determinable. With respect to all options granted under the current stock incentive plan in 2000, those awarded to the Chief Executive Officer and the other named executive officers are in the amounts shown in the table on page 8 of this Proxy Statement; 36,000 options have been awarded to current members of the Board of Directors as a group; 2,422,727 options have been awarded to current executive officers as a group; and 5,695,248 options have been awarded to all other employees as a group.

     Federal Income Tax Consequences of Options. The grant of a stock option under the Plan will not have any immediate effect on the federal income tax liability of SpectraSite or the participant. If the Compensation Committee grants a non-qualified stock option, then the participant will recognize ordinary income at the time he or she exercises the option in an amount equal to the difference between the fair market value of the common stock and the exercise price, and SpectraSite will receive a deduction for the same amount.

     If the Compensation Committee grants an incentive stock option, the employee generally will not recognize any taxable income at the time he or she exercises the incentive stock option, but will recognize income at the time he or she sells the common stock acquired by exercise of the incentive stock option. Upon sale of the common stock acquired upon exercise of the incentive stock option, the employee will recognize income equal to the difference between the exercise price and the amount received upon sale, and such income generally will be eligible for capital gain treatment. SpectraSite generally is not entitled to an income tax deduction in connection with an incentive stock option. However, if the employee sells the common stock either within two years of the date of the grant, or within one year of the date of the exercise of the incentive stock option, then the option is treated for federal income tax purposes as if it were a non-qualified stock option; the income recognized by the employee will not be eligible for capital gain treatment and SpectraSite will be entitled to a federal income tax deduction equal to the amount of income recognized by the employee.

     Market Price of SpectraSite's Common Stock. The closing price of SpectraSite's common stock as reported on the Nasdaq National Market for March 30, 2001 was $4 5/16 per share.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                       SELECTION OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 3)

     The Board of Directors has selected the firm of Ernst & Young LLP, independent certified public accountants, as our independent auditors for the year ending December 31, 2001. Ernst & Young LLP has audited the financial statements of SpectraSite since inception, April 25, 1997.

     Ratification of this appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the shares of the common stock present or represented by proxy and entitled to vote at the Annual Meeting.

     A representative of Ernst & Young LLP will be present at the Annual Meeting, will be offered the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions. In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

OTHER MATTERS

     Management does not know of any other matters to be considered at the Annual Meeting. If any other matters do properly come before the meeting, persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment, and the discretionary authority to do so is included in the Proxy Statement.

ANNUAL REPORT ON FORM 10-K

     SpectraSite will provide upon request and without charge to each stockholder receiving this Proxy Statement a copy of SpectraSite's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, including the financial statements included therein, as filed with the SEC on March 20, 2001.

SUBMISSION OF STOCKHOLDER PROPOSALS

     We anticipate that the next Annual Meeting of Stockholders will be held in May 2002. Any stockholders who intend to present proposals at the next Annual Meeting, and who wish to have such proposal included in SpectraSite's Proxy Statement for the next Annual Meeting, must ensure that SpectraSite's Secretary receives such proposals no later than December 21, 2001. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy material for the next Annual Meeting. Any proposals that a Stockholder intends to present at the next annual meeting, other than through inclusion in the proxy materials, must be received no later than March 6, 2002.

By Order of the Board of Directors

/s/ JOHN H. LYNCH
John H. Lynch
Secretary

Cary, North Carolina
April 19, 2001

                                    ANNEX A

                            AUDIT COMMITTEE CHARTER

                            AUDIT COMMITTEE CHARTER
                                       OF
                           SPECTRASITE HOLDINGS, INC.

I. PURPOSE

     The Audit Committee shall provide assistance to the Board of Directors in fulfilling its responsibility to the stockholders and investment community relating to corporate accounting and reporting practices of SpectraSite Holding, Inc. (the "Company") and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, independent auditors, the internal auditors and the financial management of the Company. The Audit Committee's primary duties and responsibilities are to:

     - serve as an independent and objective body to monitor the Company's financial reporting process and internal control system;

     - review and appraise the audit efforts of the Company's independent accountants and internal auditing department;

     - provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors; and

     - review related party transactions.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. "Independent director" means a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

     (a) a director who is employed by the Company or any of its affiliates for the current year or any of the past three years;

     (b) a director who accepted any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for Board services, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

     (c) a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

     (d) a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed 5% of the Company's or business organization's consolidated gross revenues for that year or $200,000, whichever is more, in any of the past three years; and

     (e) a director who is employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

     Notwithstanding the independence requirement, one director who does not meet the definition of independence, and is not a current employee or an immediate family member of such employee, may be appointed to the Audit Committee, if the Board of Directors, under exceptional and limited circumstances, determines that the membership of such individual on the Committee is in the best interests of the Company and its stockholders. The Board of Directors shall disclose, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for its determination.

     All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

     The Committee should meet on a regular basis and special meetings should be called as circumstances require. The Committee should meet with management, the manager of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Company's financials consistent with Section IV, Item 4 below.

     IV. RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

     1. Review and update this Charter periodically, at least annually, as conditions dictate.

     2. Review the Company's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent accountants.

     3. Review any regular internal reports to management prepared by the internal auditing department and management's response.

     4. Review with financial management and the independent accountants the Company's quarterly report on Form 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

     5. Approve the selection of and services to be performed by the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants' independence. To promote discussion with respect to such matters, the accountants should submit a formal written statement to the Audit Committee that delineates all relationships between the accountants and the Company.

     6. Review the performance of the independent accountants, and approve any proposed discharge of the independent accountants when circumstances warrant.

     7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

Financial Reporting Processes

     8. In consultation with the independent accountants and the internal auditors, review the integrity of the Company's financial reporting processes, both internal and external.

     9. Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     10. Consider and approve, if appropriate, material changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants, management or the internal auditing department.

Process Improvement

     11. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management preparation of the financial statements and the view of each as to appropriateness of such judgments.

     12. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     13. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

     14. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee).

Related Party Transactions

     15. Review any transaction or series of transactions between the Company and an "affiliate" (as such term is defined in Rule 405 under the Securities Act of 1933) of the Company where such transaction or series of transactions involves an aggregate amount in excess of $1 million.

                               [SPECTRASITE LOGO]

                                    ANNEX B

                                 FORM OF PROXY

                                  DETACH HERE
ZSPT2B

                                     PROXY

                           SPECTRASITE HOLDINGS, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF STOCKHOLDERS, MAY 22, 2001

                 (SEE PROXY STATEMENT FOR DISCUSSION OF ITEMS)


        The undersigned hereby appoints Stephen H. Clark and David P. Tomick, and each of them, jointly and severally, as proxies, with power of substitution, to vote all shares of SpectraSite Holdings, Inc. Common Stock which the undersigned is entitled to vote on all matters which may properly come before the 2001 Annual Meeting of Stockholders of SpectraSite Holdings, Inc., or any adjournment thereof.


-----------                                                          -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------

SPECTRASITE
HOLDINGS, INC.
c/o EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398









                                  DETACH HERE
ZSPT2A


[X] PLEASE MARK                                                                                                                ____
    VOTES AS IN                                                                                                                    |
    THIS EXAMPLE.                                                                                                                  |

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.
                                                                                                               FOR  AGAINST  ABSTAIN
1. Election of the directors for a one-year term.                         2. The approval of SpectraSite       [ ]    [ ]      [ ]
   NOMINEES: (01) Lawrence B. Sorrel; (02) Stephen H. Clark;                 Holdings, Inc.'s Amended and
   (03) Timothy M. Donahue; (04) James R. Matthews;                          Restated Stock Incentive Plan.
   (05) Thomas E. McInerney; (06) Calvin J. Payne;
   (07) Michael J. Price; (08) Steven M. Shindler;                        3. The appointment of Ernst & Young  [ ]    [ ]      [ ]
   (09) Michael R. Stone; and (10) Edgar L. Reynolds.                        LLP as Independent Auditors.
                 FOR ALL
                 NOMINEES                         WITHHOLD
                (EXCEPT AS    [ ]          [ ]    FROM ALL
                 MARKED TO                        NOMINEES
               THE CONTRARY


     [ ]                                                                  THE SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED AS
        -----------------------------------------------------------       SPECIFIED ABOVE, BUT IF NO SPECIFICATION IS MADE THEY WILL
        Instruction. To withhold authority to vote for any nominee,       BE VOTED FOR ITEMS 1, 2 AND 3 AND AT THE DISCRETION OF THE
                     write the nominee's name on the line above.          PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE
                                                                          THE MEETING.

                                                                                 MARK HERE                   MARK HERE
                                                                                FOR ADDRESS   [ ]           IF YOU PLAN   [ ]
                                                                                 CHANGE AND                  TO ATTEND
                                                                                NOTE AT LEFT                THE MEETING

                                                                          NOTE: Please sign exactly as name appears hereon. Joint
                                                                          owners should each sign. When signing as attorney,
                                                                          executor, administrator, trustee or guardian, give full
                                                                          name and title as such.

                                                                          PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ACCOMPANYING
                                                                          ENVELOPE.


Signature:_____________________________________ Date:____________ Signature:_____________________________________ Date:____________

                                    ANNEX C

                   AMENDED AND RESTATED STOCK INCENTIVE PLAN

                           SPECTRASITE HOLDINGS, INC.
                              STOCK INCENTIVE PLAN


                                     Purpose

         The SpectraSite Holdings, Inc. Stock Incentive Plan as amended and restated effective April 9, 2001 is established to create an additional incentive for key employees, directors, and consultants or advisors of SpectraSite Holdings, Inc., its affiliates and any successor corporations thereto, to promote the financial success and progress of SpectraSite Holdings, Inc.

                                   Article 1
                                   Definitions

The following definitions shall be applicable throughout the Plan:

     (a) "Award" means, individually or collectively, any Option or any other grant of an equity interest in the Company as indicated in Section 4.2 of the Plan.

     (b) "Award Agreement" means a written agreement between the Company and an Optionee or Participant with respect to an Award granted under the Plan.

     (c) "Board" means the Board of Directors of the Company.

     (d) "Cause" means, except as otherwise provided in any Award Agreement or employment agreement of a Participant or an Optionee:

          (i) the conviction of a felony involving an act of fraud, embezzlement or theft in connection with one's duties or otherwise in the course of one's employment with the Participating Company Group;

          (ii) the intentional and wrongful damaging of property, contractual interests or business relationships of the Participating Company Group;

          (iii)the intentional and wrongful disclosure of secret processes or confidential information of the Participating Company Group in violation of an agreement with or a policy of the Participating Company Group; or

          (iv) intentional conduct contrary to the Participating Company Group's announced policies or practices (including those contained in the Company's Employee Handbook) where either: (A) the nature and/or severity of the conduct or its consequences typically would have resulted in immediate termination based on the Company's established employee termination or disciplinary practices in place; or (B) the employee has been provided with written notice detailing the relevant policy or practice and the nature of the objectionable conduct or other violation, and within 20 business days of the receipt of such notice the employee has not remedied the violation or ceased to engage in the objectionable conduct.

     (e) "Change of Control" shall mean, with respect to all Awards granted on or after the Effective Date, except as otherwise provided in any Award Agreement or employment agreement of a Participant:

          (i) the sale, lease or exchange of all or substantially all of the assets of the Company or of the assets of SpectraSite Communications, Inc. ("SpectraSite Communications") other than to a person that directly or indirectly controls, is controlled by or is under common control with, the Company;

          (ii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company, a person that directly or indirectly controls, is controlled by or is under common control with, the Company) of the beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities;

          (iii) a change in the composition of the Board that results in the individuals who, as of January 1, 2001, are members of the Board (the "Incumbent Board"), ceasing for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director is approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office in any of the following manners:
     (a) as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act); (b) as a result of other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board (a "Proxy Contest"); and (c) by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

          (iv) the merger or consolidation of the Company with or into another entity unless the shareholders of the Company immediately prior to such merger or consolidation own, directly or indirectly, more than fifty percent (50%) of the total combined voting power of the surviving entity's outstanding securities immediately after such merger or consolidation; or

          (v) the liquidation or dissolution of the Company or SpectraSite Communications other than in connection with a merger or consolidation of the Company or SpectraSite Communications with or into another entity if shareholders of the Company immediately prior to such merger or consolidation own, directly or indirectly, more than fifty percent (50%) of the total combined voting power of the surviving entity's outstanding securities immediately after such merger or consolidation.

     (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any rules or regulations promulgated under such section.

     (g) "Committee" means the Compensation Committee of the Board or, if no such committee shall exist, any members of the Board who are selected by the Board to constitute the Committee.

     (h)  "Company"  means   SpectraSite   Holdings,   Inc.  and  any  successor
corporations thereto.

     (i) "Deferred  Stock" means an Award  granted by the Committee  pursuant to
Section 7.3 of the Plan that awards Shares to a Participant subject to certain restrictions imposed by the Committee.

     (j) "Dividend Equivalent" means an Award granted by the Committee pursuant to Section 7.2 of the Plan that consists of the right to payment of dividends with respect to Shares of the Company.

     (k) "Effective Date" means the date that this restated Plan was approved by the Committee, as indicated in the preamble.

     (l) "Employee" means any individual in an employment relationship with the Company or any Parent Corporation or Subsidiary of the Company.

     (m) "Good Reason" shall mean, except as otherwise provided in any Award Agreement or employment agreement of a Participant or Optionee, that an Employee shall have made a good faith determination that one or more of the following has occurred: (i) any significant and adverse change in the Employee's duties, responsibilities and authority, as compared in each case to the corresponding circumstances in place on the day preceding the Change of Control; (ii) a relocation of the Employee's principal work location as established on the day preceding the Change of Control to a location that is more than 30 miles away from such location; (iii) a reduction in the Employee's salary or bonus potential that is not in either case agreed to by the Employee, or any other significant adverse financial consequences associated with the Employee's employment as compared to the corresponding circumstances in place on the day preceding the Change of Control; or (iv) a breach by a member of the Participating Company Group of its obligations under any agreement to which the member of the Participating Company Group and the Employee are parties that is not cured within 20 business days following the member of the Participating Company Group's receipt of a written notice from the Employee specifying the particulars of such breach in reasonable detail.

     (n) "Immediate Family" means, with respect to an Optionee or a Participant, the Optionee's or Participant's spouse, children or grandchildren (including adopted children, stepchildren and grandchildren).

     (o) "Incentive Stock Option" means an incentive stock option within the meaning of section 422(b) of the Code.

     (p) "Independent Director" shall mean a member of the Board who is both an "outside director" within the meaning of Section 162(m) of the Code, and a "non-employee director" within the meaning of Rule 16b-3.

     (q) "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereby.

     (r) "Non-Qualified Option" means an Option that is not an Incentive Stock Option.

     (s) "Option" means a stock option awarded under Section 4.2 of the Plan and includes both Non-Qualified Options and Incentive Stock Options to purchase Shares.

     (t) "Optionee" means an individual so designated in an Option Agreement who has been granted an Option by the Company pursuant to this Plan.

     (u) "Option Agreement" means an Award Agreement between the Company and an Optionee with respect to an Option.

     (v) "Parent Corporation" means a corporation with ownership interest in the Company in accordance with Section 424(e) of the Code.

     (w) "Participant" means an individual who has been granted an Award under this Plan other than an Option.

     (x) "Participating Company" means the Company or any Parent Corporation or Subsidiary thereof, which together shall be collectively referred to as the "Participating Company Group."

     (y) "Performance Awards" means Awards granted by the Committee to a Participant pursuant to Plan Section 7.1, which are conditioned on the satisfaction of certain performance criteria determined by the Committee.

     (z) "Plan" means the SpectraSite Holdings, Inc. Stock Incentive Plan as amended and restated effective April __, 2001.

     (aa) "Restricted Stock Agreement" means a written agreement between the Company and a Participant with respect to a Restricted Stock Award.

     (bb) "Restricted Stock Award" means an Award granted under Article 6 of the Plan.

     (cc) "Rule 16b-3" means Securities and Exchange Commission Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation, or statute fulfilling the same or similar function.

     (dd) "Shares" means the issued and outstanding shares of common stock of the Company.

     (ee) "Stock Appreciation Right" means an Award granted to a Participant pursuant to Section 7.4 of the Plan which allows for the payment of cash on the appreciation of the value of Shares.

     (ff) "Subsidiary" means a corporation in which the Company has an ownership interest in accordance with Section 424(f) of the Code.

                                   Article 2
                                 Administration

     (2.1)Plan Administration Generally. The Plan shall be administered by the Committee having such powers as shall be specified by the Board. Any subsequent references herein to the Committee shall also mean the Board if such Committee has not been appointed. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, subject to the terms of the Plan and any applicable limitations imposed by law. All questions of interpretation of the Plan or of any Award granted under the Plan shall be determined by the Committee in its sole discretion, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Award.

     (2.2) Make-Up of Committee. The Committee shall consist solely of two or more Independent Directors. Notwithstanding the foregoing, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Independent Directors the authority to grant awards under the Plan to eligible persons who are either (A) not then "covered employees," within the meaning of Section 162(m) of the Code and are not expected to be "covered employees" at the time of recognition of income resulting from such award or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not Independent Directors the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the 1934 Act.

     (2.3) Power of the Board over the Committee. The Board may abolish the Committee at any time, or otherwise assume responsibility for the administration of the Plan. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

     (2.4) Delegation by Committee. The Committee may delegate to any officer of the Participating Company Group the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Committee herein, except for grants of Awards to (i) "covered employees" under Code Section 162(m) and (ii) persons subject to Section 16 of the 1934 Act.

                                   Article 3
                                   Eligibility

         Awards may be granted to employees (including officers) and directors of the Participating Company Group as well as to individuals who are rendering services as consultants, advisors, or otherwise as independent contractors to the Participating Company Group. The Committee, in its sole discretion, shall determine which persons shall be granted Awards. Options may be either Incentive Stock Options or Non-Qualified Stock Options. The following individuals are eligible to receive only Non-Qualified Stock Options: consultants, advisors, independent contractors and directors (unless a director is also an employee of a Participating Company).

                                   Article 4
                        Shares and Awards Under the Plan

     (4.1) Shares Subject to the Plan. Awards shall be made with respect to Shares of the Company and shall be subject to adjustment as provided in Section
9.5 below. The maximum number of Shares which may be issued under the Plan shall be Twenty Million (20,000,000) Shares. In the event that any outstanding Award for any reason expires or is terminated or canceled and/or Shares subject to repurchase are repurchased by the Company, the Shares allocable to the unexercised portion of such Award, or such repurchased Shares, may again be subject to an Award. The Committee shall maintain a record of Shares subject to outstanding Awards under the Plan and the exercise price of such Awards, plus a record of all Shares issued upon the exercise of such Awards and the terms of such Awards.

     (4.2) Types of Awards Under the Plan. The following types of Awards are available under the Plan, subject to the Board's discretion:

(a)      Stock Options Awards (Non-Qualified Stock Options and Incentive Stock
Options)
(b)      Restricted Stock
(c)      Performance Awards
(d)      Dividend Equivalents
(e)      Deferred Stock
(f)      Stock Appreciation Rights
(g)      Other Stock-based Awards

                                   Article 5
                                  Stock Options

     (4.3) Terms, Conditions and Form of Options. Subject to the provisions of the Plan, the Committee shall determine for each Option (which need not be identical) the number of Shares for which the Option is granted, whether the Option is to be treated as an Incentive Stock Option or as a Non-Qualified Stock Option and all other terms and conditions of the Option not inconsistent with the Plan. Options granted pursuant to the Plan shall comply with and be subject to the following terms and conditions:

     (a) Option Price. The exercise price for each Option shall be established in the sole discretion of the Committee; provided, however, that (i) the exercise price per share for an Incentive Stock Option shall be not less than the fair market value of a Share on the date of the granting of the Incentive Stock Option and (ii) the exercise price per share of an Incentive Stock Option granted to an Optionee who at the time the Incentive Stock Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of section 422(b)(6) of the Code (a "Ten Percent Owner Optionee") shall be not less than one hundred ten percent (110%) of the fair market value of a Share on the date the Option is granted. For this purpose, "fair market value" means the value assigned to the stock for a given day by the Committee. Notwithstanding the foregoing, an Incentive Stock Option may be granted by the Committee in its discretion with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another Incentive Stock Option in a manner qualifying with the provisions of
Section 424(a) of the Code. Nothing hereinabove shall require that any such assumption or modification will result in the Option having the same characteristics, attributes or tax treatment as the Option for which it is substituted.

     (b) Exercise Period of Options. The Committee shall have the power to set the time or times within which each Option shall be exercisable or the event or events upon the occurrence of which all or a portion of each Option shall be exercisable and the term of each Option; provided, however, that (i) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years after the date such Incentive Stock Option is granted, (ii) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the date such Incentive Stock Option is granted, and (iii) no Incentive Stock Option shall be exercisable after the date the Optionee's employment with the Participating Company Group is terminated for Cause; and provided, further, an Incentive Stock Option shall terminate and cease to be exercisable as an Incentive Stock Option no later than three (3) months after the date on which the Optionee terminates employment with the Participating Company Group for reasons other than for Cause, unless the Optionee's employment with the Participating Company Group shall have terminated as a result of the Optionee's death or disability (within the meaning of Section 22(e)(3) of the Code), in which event the Incentive Stock Option shall terminate and cease to be exercisable as an Incentive Stock Option no later than twelve
(12) months from the date on which the Optionee's employment terminated. For this purpose, an Optionee's employment shall be deemed to have terminated on account of death if the Optionee dies within three (3) months following the Optionee's termination of employment.

     (c) Payment of Option Price. Payment of the option price for the number of Shares being purchased pursuant to any Option shall be made in any manner permitted by the Committee including, but not limited to: (i) payment in cash,
(ii) by check or cash equivalent, (iii) by delivery or attestation of ownership of a number of Shares which have been owned by the Optionee for at least six months (or such other period as necessary to prevent an accounting charge) with a fair market value equal to the exercise price, (iv) by delivery of a stock power and instructions to a broker to sell a sufficient number of Shares subject to the Option to pay such exercise price, or (v) with the consent of the Committee, by promissory note.

     (d) $100,000 Limitation. The aggregate fair market value, determined as of the date on which an Incentive Stock Option is granted, of the Shares with respect to which Incentive Stock Options (determined without regard to this subsection) are first exercisable during any calendar year (under this Plan or under any other plan of the Participating Company Group) by any Optionee shall not exceed $100,000. If such limitation would be exceeded with respect to an Optionee for a calendar year, the Incentive Stock Option shall be deemed a Non-Qualified Stock Option to the extent of such excess.

     (e) Annual Limit. No individual may be granted in any calendar year Options to purchase more than 1,000,000 Shares.

     (5.2) Effect of Change in Stock Subject to Plan. The Committee shall make appropriate adjustments in the number and class of Shares subject to the Plan and to any outstanding Options and in the exercise price of any outstanding Options in the event of a stock dividend, stock split, reverse stock split, combination, reclassification, or like change in the capital structure of the Company. Notwithstanding the foregoing, such adjustments shall be made to prevent the dilution or enlargement of the rights granted under the Options as a result of any of the foregoing events.

     (5.3) Options Non-Transferable. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution, provided the Committee may permit an Option to be transferrable to members of the Optionee's Immediate Family or to a trust, partnership or other entity for the benefit of the Optionee and/or member of the Optionee's Immediate Family.

     (5.4) Reload Options. Concurrently with the award of Options, the Committee may award reload options ("Reload Options") to the Optionee to purchase, for cash or Shares, a number of Shares. The number of Reload Options shall equal (i) the number of Shares used to exercise the underlying Options, and (ii) to the extent authorized by the Committee, the number of Shares used to satisfy any tax withholding requirement incident to the exercise of the underlying Options. The grant of a Reload Option will become effective upon the exercise of the underlying Options where payments due upon exercise of the Options are made in the form of Shares. Notwithstanding the fact that the underlying Option may be an Incentive Stock Option, a Reload Option is not intended to qualify as an Incentive Stock Option.

     (a) Unless an Option Agreement specifically states that the Committee has awarded Reload Options with respect to the underlying Options, none shall be deemed to have been awarded. Upon the exercise of an underlying Option, the Reload Option will be evidenced by an amendment to the underlying Option Agreement.

     (b) The exercise price per Share deliverable upon the exercise of a Reload Option shall be the fair market value of a Share on the date the grant of the Reload Option becomes effective.

     (c) Each Reload Option is fully exercisable twelve months from the effective date of grant. The term of each Reload Option shall be equal to the remaining term (if any) of the underlying Option. No Reload Options shall be granted following the termination of an Optionee's employment.

     (d) The provisions applicable to Options in this Article 5 shall be equally applicable to all Reload Options.

                                   Article 6
                                Restricted Stock

     (6.1) Awards of Restricted Stock. Awards of Restricted Stock may be granted under the Plan in such form and on such terms and conditions as the Committee may from time to time approve, including, without limitation, restrictions on the sale, assignment, transfer or other disposition or encumbrance of such Shares during the Restricted Period (defined in Section 6.2) and the requirement that the Participant forfeit such Shares back to the Company without any consideration paid by the Company therefor upon failure to satisfy the applicable performance goals within the Restricted Period. Restricted Stock may be granted alone or in addition to other Awards under the Plan. The grant of any Restricted Stock by the Company shall be evidenced by a Restricted Stock Agreement.

     (6.2) Restricted Period. The Committee shall establish the Restricted Period with respect to each Award of Restricted Stock. The Committee may, in its sole discretion, at the time an Award of Restricted Stock is made, prescribe conditions for the lapse or termination of all or a portion of the restrictions upon the satisfaction of performance goals prior to the expiration of the Restricted Period. The Committee may also, in its sole discretion, shorten or terminate the Restricted Period or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the Restricted Stock. Restricted Stock that is not yet vested may, with the consent of the Committee, be transferred by a Participant to members of the Participant's Immediate Family or to a trust, partnership, or other entity for the benefit of the Participant and/or members of the Participant's Immediate Family, but may not otherwise be sold, assigned, transferred, made subject to gift, or otherwise disposed of, mortgaged, pledged or encumbered.

         Except as otherwise provided by any change of control provision in a Participant's Restricted Stock Agreement, a Participant shall cease vesting in all or any portion of an Award as of the date of his termination of employment for whatever reason. Any Awards that are not vested as of the date of such termination shall be forfeited, provided the Committee may, in its discretion, provide that a Participant whose employment is terminated by the Company without cause (including as a result of death or disability) and/or following a Change of Control may vest in all or any portion of his Award. Any Awards not so vested shall be forfeited.

     (6.3) Rights of Holders of Restricted Stock. Except as otherwise provided by the Committee under any Restricted Stock Agreement or except for the restrictions described in Section 6.2, the Participant shall be the owner of the Restricted Stock and shall have all the rights of a shareholder, including the right to receive dividends paid on such Restricted Stock and the right to vote such Restricted Stock.

     (6.4) Delivery of Restricted Stock. Restricted Stock awarded to a Participant under the Plan may be held under the Participant's name in a book entry account maintained by the Company or, if not so held, stock certificates for Restricted Stock awarded pursuant to the Plan may be registered in the name of the Participant and issued and deposited, together with a stock power endorsed in blank, with the Company or an agent appointed by the Company and shall bear an appropriate legend restricting the transferability thereof. Subject to Section 9.2 below, a Participant shall be entitled to delivery of stock certificates only when they become vested in accordance with the terms of his or her Award and upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee.

     (6.5) Forfeitures. Any Shares of Restricted Stock which are forfeited shall become the property of the Company and shall again immediately become available for award under the Plan and all of the rights of such Participant to such Restricted Stock and all rights as a stockholder with respect to such shares shall terminate without further obligation on the part of the Company.

                                   Article 7
                                Additional Awards

     (7.1) Performance Awards. The Committee is authorized to grant Performance Awards to Participants on the following terms and conditions:

     (a) Awards and Conditions. A Performance Award shall confer upon the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Award is granted, in whole or in part, as determined by the Committee, conditioned upon the achievement of performance criteria determined by the Committee.

     (b) Other Terms. A Performance Award shall be denominated in Shares and may be payable in cash, Shares, other Awards, or other property, and have such other terms as shall be determined by the Committee.

     (7.2) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Participants. These awards shall consist of the right to the payment of amounts equal to the value of dividends that may be paid with respect to Shares in the future. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares or Awards, or otherwise reinvested.

     (7.3) Deferred Stock.The Committee is authorized to grant Deferred Stock to Participants, on the following terms and conditions:

     (a) Award and Restrictions. Subject to Section 9.2, delivery of Shares will occur upon expiration of the deferral period specified in the Deferred Stock agreement by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments, or otherwise, as the Committee shall determine and set forth in the Deferred Stock agreement.

     (b) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment for other than cause during the applicable deferral period, as provided in the Deferred Stock agreement, all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Deferred Stock agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock.

     (7.4) Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

     (a) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive payment in cash, upon exercise of a Stock Appreciation Right, an amount equal to the excess of (i) the fair market value of one Share on the date of exercise (or, if the Committee shall so determine in the case of any such right, other than one related to an Incentive Stock Option, the fair market value of one Share at any time during a specified period before or after the date of exercise or Change of Control) over
(ii) the grant price of the Stock Appreciation Right as determined by the Committee as of the date of grant of the Stock Appreciation Right.

     (b) Other Terms. The Committee shall determine the time or times at which a Stock Appreciation Right may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any Stock Appreciation Right. Such Stock Appreciation Rights shall be evidenced by agreements in such form as the Committee shall from time to time approve.

     (7.5) Bonus and Other Stock-Based Awards. The Committee is authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation, Shares awarded purely as a "bonus" and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights, and Awards valued by reference to book value of Shares or the value of securities of or the performance of a Participating Company. The Committee shall determine the terms and conditions of such Awards, which may include performance criteria. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 7.5 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, or other property, as the Committee shall determine.

     (7.6) Performance-Based Awards. Performance Awards, performance-based Restricted Stock, and certain other Share-based Awards subject to performance criteria are intended to be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and shall be paid solely on account of the attainment of one or more preestablished, objective performance goals within the meaning of Section 162(m) and the regulations thereunder. As selected by the Committee, the performance goal shall be the attainment of one or more of the preestablished amounts of sales revenue, net income, operating income, cash flow, return on assets, return on equity, return on capital or total shareholder return of the Company or any subsidiary or division thereof.

         The payout of any such Award to a Participant may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the direction of the Committee.

     (7.7) Maximum Individual Awards. No individual may be granted in any calendar year more than 1,000,000 Shares subject to any combination of Performance Awards, Restricted Stock, or other Share-based Awards subject to performance criteria. The Share amounts in this Section 7.7 are subject to adjustment under Section 9.5 and are subject to the Plan maximum under Article 4.

     (7.8) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan, may in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either as of the same time as or a different time from the grant of such other Awards.

     (7.9) Exchange Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Shares, other Awards or other property based on such terms and conditions as the Committee shall determine and communicate to the Participant at the time that such offer is made.

     (7.10) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Award granted under this Article 7 exceed a period of ten years from the date of its grant.

     (7.11) Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by a Participating Company upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including without limitation, cash, Shares, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend
Equivalents in respect of installment or deferred payments denominated in Shares.

                                   Article 8
                                Change of Control

     (8.1) Effect of Change of Control on Prior Awards. Outstanding Awards issued under the Plan prior to the Effective Date shall be governed by the provisions of the Plan as in effect immediately before the Effective Date with respect to any accelerated vesting upon a Change of Control.

     (8.2) Effect of Change of Control. Awards granted on or after the Effective Date shall, following a Change of Control and subject to paragraph 8.3, become vested and, with respect to any Award that is an Option, exercisable upon the first to occur of the following events: (i) the employment of the Optionee or Participant is terminated for reasons other than for Cause within six (6) months following the effective date of the Change of Control or (ii) the Optionee or

Participant voluntarily terminates his employment for Good Reason within six (6) months following the effective date of the Change of Control or (iii) the expiration of the six (6) month period following the effective date of a Change of Control. If an Option becomes vested and exercisable under this paragraph, then the Option shall remain exercisable for a period of not less than six (6) months from the date the Option becomes vested hereunder, provided that the exercise period for Incentive Stock Options such period shall not extend beyond the period provided under Section 5.1(b) of the Plan.

     (8.3) Authority to Vary Terms of Awards. Notwithstanding the above, the Committee shall have the power to provide in each Award Agreement the treatment or disposition of any Award upon a Change of Control, including, without limitation, providing for vesting upon the occurrence of a Change of Control, providing that an Award shall not become vested upon a Change of Control, providing for vesting upon termination of employment following a Change of Control, providing for vesting upon termination in anticipation of a Change of Control, providing for the surrender or substitution of any Award for consideration in connection with a Change of Control, or providing for the payment of any amounts in connection with any Awards as the result of a Change of Control.



                                   Article 9
                   Additional Provisions Applicable to Awards

     (9.1) Award Agreements. Each Award granted hereunder shall be evidenced by a written Award Agreement that shall specify the number of Shares subject to the Award, the installments, if any, in which the Award shall vest and become exercisable, the date of the expiration of such Award, and such other terms and conditions as the Committee shall determine.

     (9.2) Issuance of Shares.

     (a) As soon as practicable after the exercise of an Option or settlement of any other Award, including full payment for the Shares purchased pursuant thereto and the satisfaction of any withholding-tax liability arising with respect to the settlement of any Option or Award, the Company shall duly issue such Shares to the Optionee/Participant and shall cause to be delivered to the Optionee/Participant a stock certificate or certificates representing such Shares and bearing such restrictive legends as the Committee may deem necessary or appropriate to ensure compliance with all applicable laws, rules and regulations.

     (b) Notwithstanding anything to the contrary contained herein, the Company may, in its discretion, defer for not more than six (6) months the issuance and delivery of Shares otherwise deliverable hereunder until completion of the process of listing the Shares on a national exchange or the filing, registration or other qualification of the Shares under any state or federal law, rule or regulation as the Company may deem appropriate, provided that the Company diligently pursues such listing, registration or qualification. The Company may require any Participant to make such representations and furnish such information as the Company may deem appropriate in connection with the issuance or delivery of Shares, in compliance with all applicable laws, rules and regulations.

     (c) The Committee may impose such restrictions on any Shares issued in settlement of any award as it may deem advisable, including without limitation restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, under any blue-sky or state securities laws applicable to such Shares and under any applicable stockholders' or other agreement.

     (9.3) Taxes and Withholding.

     (a) As a precondition to the delivery of any Shares or other payment in settlement of any Award, the Company shall have the right and authority to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes, domestic or foreign, that are required by law or regulation to be withheld by the Company or any parent or subsidiary of the Company upon delivery of Shares or other payment under any Award. The Optionee/Participant may discharge such obligation in whole or in part with respect to the minimum withholding-tax liability arising upon the settlement of any Award (but no more than such minimum) (a) by transferring and delivering to the Company previously owned Shares, which shall be valued at their fair market value; (b) with the prior approval of the Committee, by authorizing the Company in writing to deduct and retain Shares, valued at their fair market value, as of the date of exercise, from the Shares otherwise to be issued upon settlement; or (c) with the prior approval of the Committee, by any combination of the foregoing methods of payment.

     (b) A Participant who files an election with the Internal Revenue Service to include the fair market value of any Award in gross income at such time as may be permitted under Code Section 83(b) shall promptly furnish the Company with a copy of such election together with the amount of any federal, state, local or other taxes, domestic or foreign, required to be withheld to enable the Company to claim an income tax deduction with respect to such election.

     (9.4) Competition. Notwithstanding anything to the contrary contained in this Plan, the Committee may provide under the terms of any Option or Award agreement that all rights of the Optionee/Participant in any Option or Award, to the extent such rights have not already expired or been exercised, shall terminate and be extinguished immediately if a Optionee/Participant engages in competition (as defined in the applicable Award Agreement or Employment Agreement) with the Participating Company Group, whether during and/or after his or her employment with the Participating Company Group. In the event that a Optionee/Participant receives or exercises an Option or other Award at a time when he or she has already, without the Company's knowledge or consent, commenced engaging in competition with the Participating Company Group, the Company may, by notice given to the Optionee/Participant, rescind and void such purported transfer, Award or exercise, and the Optionee/Participant shall return to the Company immediately upon demand (i) any and all stock certificates representing Shares issued to him or her upon the exercise at such time of such Option or Award and still owned by the Optionee/Participant, in exchange for which the Company shall return to the Optionee/Participant any consideration paid for such Shares, or (ii) any other consideration received by the Optionee/Participant under the Option or Award. The Option or Award agreements may include such other restrictive covenants as the Committee in its discretion deems necessary or appropriate for the reasonable protection of the Participating Company Group's business interests.

     (9.5) Changes in Capital Structure. In the event that the Company hereafter declares a dividend payable in, or subdivides or combines Shares, or engages in a recapitalization, reorganization, merger, consolidation, split-up, transfer of assets, combination or exchange of Shares, Change of Control or any other event affecting the Shares, the Committee shall make appropriate adjustment in the number (including without limitation the aggregate numbers specified in Section
4.1 and Section 5.1(e)) and kind of Shares that are or may become subject to Awards granted or to be granted hereunder, and in the exercise price of Options or Awards granted hereunder, and shall take such other action as in its judgment shall be necessary or appropriate to equitably preserve each Optionee/Participant's rights with respect to such Options and/or Awards substantially proportionate to his or her respective rights existing prior to such event. The decision of the Committee with respect to any matter referred to in this Section 9.5 shall be conclusive and binding upon each Optionee/Participant. The Company shall give each Optionee/Participant written notice of any adjustments to an Option or Award of the Optionee/Participant or the terms and conditions thereof made pursuant to this Section 9.5. Nothing herein is intended to preserve an Optionee/Participant's equity interest in the Company against dilution resulting from the issuance of additional securities by the Company subsequent to the grant of an Option or Award.

                                   Article 10
                             Beneficiary Designation

         Each Optionee/Participant may, from time to time, designate a beneficiary or beneficiaries (who may be named contingently or successively) who shall acquire the Optionee/Participant's rights under the Plan in case the Optionee/Participant dies before exercising all of such rights. A Optionee/Participant may designate such beneficiary or beneficiaries by giving the Company written notice thereof in a form prescribed by or acceptable to the Company. Each such designation shall revoke all prior designations by the Optionee/Participant, and such notice shall be effective only when given to the Company during the Optionee/Participant's lifetime. In the absence of an effective designation or if all duly designated beneficiaries predecease the Optionee/Participant, any rights remaining unexercised at the Optionee/Participant's death shall be exercised by his or her estate. In the event of a Optionee/Participant's death, all actions that he or she would otherwise be entitled to take under the Plan may be taken by his or her beneficiary or estate, as the case may be, and all references in this Plan to "Optionee" or "Participant" shall, under such circumstances, be deemed to include such beneficiary or estate.

                                   Article 11
                             Rights of Participants

         No Optionee or Participant shall acquire any rights as a stockholder of the Company hereunder unless and until, and except to the extent that, a stock certificate representing Shares duly purchased by such Optionee/Participant pursuant to any Option or Award has been issued to such Optionee/Participant. Nothing in this Plan or any Option or Award Agreement shall confer upon any Optionee or Participant any right to continue in the employment of the Participating Company Group, or to serve as a director or consultant thereof, or interfere in any way with the right of a Participating Company to terminate his or her employment, directorship, or consulting relationship at any time. Unless specifically provided otherwise, no grant of an Option or Award shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of a Participating Company for the benefit of its employees unless the Participating Company shall determine otherwise. No Optionee or Participant shall have any claim to an Option or Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as otherwise provided by the Committee.

                                   Article 12
                     Amendment, Modification and Termination

     (12.1) Amendment. The Committee may at any time and from time to time amend, modify, suspend or terminate the Plan in whole or in part.

     (12.2) Awards Previously Granted. Notwithstanding the provisions of Section 12.1, no amendment, modification, suspension or termination of the Plan shall be effective to the extent it adversely affects in any material way any Award previously granted under the Plan, unless the Optionee or Participant holding such Option or Award consents in writing thereto. Subject to the terms of the Plan, the Committee may modify the form, terms and conditions of any outstanding Option or Award in such manner, not unfavorable to the Optionee/Participant, as the Committee in its discretion may determine and, with respect to any Optionee/Participant subject to foreign tax laws or regulations, the Committee may vary the form, terms and conditions of any Option or Award as the Committee in its discretion may deem necessary or advisable to allow the Optionee/Participant to qualify for favorable tax treatment under such foreign tax laws or regulations. Notwithstanding the foregoing or any other provision of the Plan or any Award Agreement, following a Change of Control, no changes in the Plan and no adjustments, determinations or other exercises of discretion that are made, pursuant to the Plan or any Award Agreement, by the Board or the Committee shall be effective if and to the extent that they would have the effect of diminishing the rights of any Optionee under the terms of the Plan or any Award Agreement.



                                   Article 13
                                 Indemnification

         Any claim under the Plan shall be solely the obligation of the Company. No member of the Board or the Committee shall be personally liable by reason of any contract or other instrument executed by such member (or on behalf of such member) in his or her capacity as a member of the Board or Committee or by reason of any mistake of judgment made by him or her in good faith in such capacity. The Company shall indemnify each employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated and shall hold such person harmless against any loss, liability, claim, cost or expense (including reasonable attorneys' fees and any sum paid in settlement of a claim with the approval of the Committee) incurred by or asserted against such person as a result of or arising out of any act or omission to act in connection with the Plan, unless arising out of such person's fraud or bad faith. The right of indemnification provided for in this Article 13 shall be in addition to any rights of indemnification to which such person may be entitled under the certificate of incorporation or bylaws of the Company, as a matter of law or otherwise, or any power that the Company may have to indemnify such person or hold him or her harmless.

                                   Article 14
                                Duration of Plan

         This Plan shall be effective on the date of its adoption by the Committee and shall remain in effect, subject to the right of the Committee to amend, modify, suspend or terminate the Plan pursuant to Article 12, until all Shares have been issued in accordance herewith. Any Awards granted prior to approval of the Plan by the stockholders of the Company shall be made subject to such approval.

                                   Article 15
                                   Successors

         All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company and shall survive any purchase, merger, consolidation or other disposition of all or substantially all of the business and/or assets of the Company.

                                   Article 16
                                  Miscellaneous

     (16.1) Applicable Law. The terms of the Plan shall be binding upon the Company, and its successors and assigns. The Plan and the grant of Options hereunder shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required. To the extent not preempted by federal law, this Plan and all actions taken hereunder shall be governed by the laws of the State of North Carolina.

     (16.2) Severability. If any provision of this Plan or an Award Agreement is or becomes or is deemed invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or any Award Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, it shall be stricken and the remainder of the Plan or the Award Agreement shall remain in full force and effect.

     (16.3) Gender and Number. Except when otherwise indicated by the context, references herein to one gender shall include the other gender, and references herein to the singular or plural shall include the plural or singular.

     (16.4) Headings. The headings of the Articles and Sections of the Plan are for convenience of reference only and shall not be considered in interpreting or construing the Plan.